Exhibit 10.1

PATHMARK STORES, INC. PENSION PLAN
(As Amended and Restated Effective as of January 1, 2001)

i

(Continued)

(Continued)

(Continued)

v

(Continued)

SGC PENSION PLAN

(As Amended and Restated Effective as of January 1, 2001)

BACKGROUND

Effective as of October 30, 1966, Supermarkets General Corporation adopted the Supermarkets General Corporation Pension Plan (“Plan”) for the benefit of its eligible employees and the eligible employees of its subsidiaries which elected to participate in the Plan. The Plan was subsequently amended from time to time and effective as of January 1, 1976, the Plan was amended and restated to conform with the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). Through corporate restructuring effective October 22, 1993, Supermarkets General Corporation became known as Pathmark Stores, Inc. (the “Company”). The Plan was subsequently renamed the SGC Pension Plan. The Plan is intended to comply with the applicable requirements of the Internal Revenue Code of 1986 (“Code”) and ERISA, both as amended.

Effective as of January 1, 1984, and January 1, 1985, the Plan was amended to comply with the applicable requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984.

Effective as of January 1, 1989, the Plan was amended and restated to comply with the applicable requirements of the Code and ERISA, both as amended, including the applicable requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Unemployment Compensation Amendments of 1992 and the Omnibus Budget Reconciliation Act of 1993.

Effective August 1, 1997, the Pathmark Stores, Inc. and United Food and Commercial Workers, Local 1776, Pension Plan (“Local 1776 Pension Plan”) was merged into this Plan and all of the assets and liabilities of the Local 1776 Pension Plan were transferred to this Plan. Retirement benefits of former participants in the Local 1776 Plan shall be payable in accordance with the terms of Appendix E hereof.

Effective April 30, 1998, the SGC Sponsored Pension Plan for Employees Covered by Certain Collective Bargaining Agreements (the “Sponsored Pension Plan”), a single plan comprising several plan documents, was merged into this Plan and all of the assets and liabilities of the Sponsored Pension Plan were transferred to this Plan. Retirement benefits of participants in the Sponsored Pension Plan shall be payable in accordance with the terms of Appendices H and I hereof.

This amended and restated Plan is intended to comply with the applicable requirements of the Code and ERISA, both as amended, including the applicable requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Retirement Protection Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000. Except as otherwise expressly provided, this amended and restated Plan is effective as of January 1, 2001.

Except as otherwise expressly provided, the rights of any participant who terminates employment (and his/her beneficiary), including rights with respect to vesting, benefit accrual, and distributions shall be determined in accordance with the provisions of the Plan as in effect on the date of such termination of employment.

Special provisions applicable to certain groups of participants are set forth in one or more Appendices to the Plan. In the event of a conflict between the provisions of an Appendix and the other provisions of this Plan, the provisions of such Appendix shall govern.

ARTICLE I

DEFINITIONS

Each of the following terms shall have the meaning set forth in this Article I for purposes of this Plan:

Actuarial Equivalent: An amount or a benefit of equivalent present value to the Retirement Pension which would otherwise be provided a Participant, determined on the basis of the actuarial assumptions set forth by the Administrative Committee in Appendix A hereto, which assumptions may differ from those used in establishing Plan costs and liabilities.

Administrative Committee: The committee appointed by the Company pursuant to, and having the responsibilities specified in, Article VIII.

Average Final Compensation: Subject to the terms of Section 2.4, the highest average of a Participant’s annual Compensation for the five full 12-month Plan Years of Plan participation (whether or not consecutive) during the ten consecutive Plan Years of Plan participation ending with the December 31 coincident with or next preceding the Participant’s Termination of Employment, Retirement or date of death (or, in the case of a Participant who has suffered a Disability, any earlier Benefit Commencement Date), whichever is applicable. For purposes of determining a Participant’s Average Final Compensation, any full 12-month Plan Year of Employment which begins prior to the Participant’s first full 12-month Plan Year of Plan participation but after the Participant’s Credited Service Commencement Date shall be treated as a full 12-month Plan Year of Plan participation. If a Participant is in an inactive status and receives no Compensation for one or more full 12- month Plan Years, such year or years shall be disregarded in determining the Participant’s consecutive years of Plan participation. In the event a Participant does not have at least five full 12-month Plan Years of Plan participation, Average Final Compensation shall mean the average annual Compensation for the Participant’s total number of full 12-month Plan Years of Plan participation. Notwithstanding the foregoing, if a Participant’s Termination of Employment, Retirement or death occurs on or after December 1 of a Plan Year, the year in which the Participant’s Termination of Employment, Retirement or death occurs shall be included in such ten-year period. Furthermore, if the Participant’s Termination of Employment, Retirement or death occurs prior to December 1 of a Plan Year and Compensation in his/her last year of employment is greater than any one of the full 12-month Plan Years of Compensation which would otherwise be used in the averaging period, such Compensation for the last year of employment shall be substituted for the lowest Plan Year of Compensation which would otherwise have been used. Use of the Participant’s Compensation in his/her last year of employment, pursuant to the preceding sentence, extends the ten-year period of Compensation considered in selecting the highest five to include, as an eleventh year, the Participant’s last year of employment.

If a Participant is rehired and is entitled to the reinstatement of prior Credited Service and Vesting Service and does not have at least five consecutive full 12-month Plan Years of Plan participation after he/she is rehired, then his/her Average Final Compensation shall mean the average of the annual Compensation for the Participant’s total number of full 12-month Plan Years of Plan participation after he/she is rehired plus the annual Compensation for the most recent consecutive full 12-month Plan Years of Plan participation during his/her prior period of Employment. No more than a total of five Plan Years of Compensation are to be used in determining the Average Final Compensation.

In no event will a Participant’s accrued benefit be reduced below the benefit accrued as of December 31, 1994 as a result of the change in the definition of Average Final Compensation effective as of January 1, 1995.

Beneficiary: (1) With respect to any benefits payable upon a Participant’s death on or after his/her Benefit Commencement Date, the person or persons determined in accordance with Section 5.5, and (2) with respect to any benefits payable under Section 6.1 upon a Participant’s death prior to his/her Benefit Commencement Date, his/her Surviving Spouse.

Benefit Commencement Date: The date as of which a Participant receives or begins to receive payment of his/her Retirement Pension, determined in accordance with the following:

(a)	A Participant’s (or Beneficiary’s) Benefit Commencement Date is the first date for which a benefit under the Plan is paid to the Participant (or Beneficiary) as an annuity, or in any other form. No more than one Benefit Commencement Date shall occur with respect to a Participant after attainment of age 70-1/2.

(b)	If payment of a Participant’s benefit under Section 3.2, 3.5, or 3.6 as the case may be, commences before attainment of Normal Retirement Age, and such benefit payments subsequently are suspended under Section 3.8 on account of reemployment, and the Participant’s Retirement Pension increases during the period of suspension as a result of the accrual of additional Credited Service —

(i)	the Participant's original Benefit Commencement Date shall be cancelled, and

(ii)	the Participant’s new Benefit Commencement Date as determined under paragraph (a) above and based on the date of benefit re-commencement shall apply to his/her entire benefit.

(c)	The Benefit Commencement Date for a Participant receiving a benefit under Section 3.4(a) or 3.4(b) shall be the earlier of (i) age 65, or (ii) any date as of which the Participant elects to commence payment of a benefit to which the Participant is otherwise entitled under Section 3.2 or 3.5.

(d)	If a Participant’s Retirement Pension is cashed out under Section 5.4 and the Participant subsequently accrues an additional Retirement Pension —

(i)	the Participant’s original Benefit Commencement Date with respect to the Retirement Pension cashed out under Section 5.4 as determined under paragraph (a) above shall continue to apply to such Retirement Pension, and

(ii)	the Participant’s new Benefit Commencement Date with respect to the additional Retirement Pension shall be the date determined under paragraph (a) above and based on the date of commencement of the additional Retirement Pension only with respect to such additional Retirement Pension.

Benefit Commencement Date(s) shall be determined in accordance with the applicable provisions of Code § 417.

Board of Directors: The board of directors of the Company or any person or persons to whom the Board of Directors has delegated in writing the authority to act in its place.

Break-in-Service: A 12-month Computation Period in which an Employee is credited with less than 501 Hours of Service. Solely for purposes of determining whether a Break-in-Service has occurred, an Employee who is absent from work for any period by reason of (i) the Employee’s pregnancy; (ii) the birth of a child of the Employee; (iii) the placement of a child with the Employee for adoption by such Employee; or (iv) the caring for such child immediately following such birth or adoption, shall be credited with the lesser of (1) the Hours of Service which would normally have been credited to the Employee but for such absence or (2) 501 Hours of Service. The Hours of Service required to be credited under the preceding sentence must be credited (1) in the Computation Period in which the absence begins if such Hours of Service are needed to prevent a one year Break-in-Service, or (2) in any other case, in the following Computation Period. In addition, an Employee who is on an unpaid leave of absence covered by the federal Family and Medical Leave Act of 1993, as amended, shall be credited with the Hours of Service which would normally have been credited to the Employee but for such absence solely for purposes of determining whether a Break-in-Service has occurred.

Code: The Internal Revenue Code of 1986, as now in effect or as amended from time to time. Reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

Company: Pathmark Stores, Inc. and any predecessor or successor legal entity.

Compensation: The sum of an Eligible Employee’s base salary or wages, plus all other cash compensation subject to Federal income tax withholding, that is paid directly by the Company or a Subsidiary to the Eligible Employee during a Plan Year for services rendered to the Company or a Subsidiary, including compensation paid while such Eligible Employee is included in a unit covered by a collective bargaining agreement, and any amounts contributed to or under a plan or arrangement maintained by the Company or a Subsidiary under Code §125, 132(f) or 401(k) pursuant to a salary reduction election made by the Eligible Employee, but excluding (a) any compensation under any stock option or stock purchase plan, (b) any cash payments made under a bonus, incentive or similar plan in lieu of the distribution of stock, (c) payments under supplemental unemployment plans or other severance arrangements, retirement arrangements and termination allowances, (d) reimbursement for expenses, such as moving expenses, travel pay, and tax assistance payments, (e) cash payments received under a flexible benefit program, and (f) any other prizes, merchandise awards, special incentives or cash awards.

In the event that an Eligible Employee is credited with less than 1,820 Hours of Credited Service for any Plan Year beginning on or after January 1, 1976, the Eligible Employee’s Compensation for such Plan Year shall be adjusted to a full-time basis by multiplying the Eligible Employee’s actual Compensation for the Plan Year as defined above by 1,820 and dividing by the Eligible Employee’s actual number of Hours of Credited Service for the Plan Year. A Participant who is receiving benefits under a long-term disability plan sponsored by his/her Employer and who was both an Eligible Employee and a Participant immediately prior to the commencement of the Disability shall be treated as continuing to receive Compensation at the rate in effect prior to the commencement of the Disability, determined based on the most recent full 12-month Plan Year of Compensation, for the period for which he/she is receiving such long-term disability benefits up to (i) if the initial date of the Participant’s absence from Employment by reason of the illness or condition which resulted in the Disability was on or after February 1, 1998, the date that is one year after the initial date of such absence or, if earlier, the date the Participant attains age 65; or (ii) if the initial date of the Participant’s absence from Employment by reason of the illness or condition which resulted in the Disability was prior to February 1, 1998, the date the Participant attains age 65. In no event, however, shall such a Participant be treated as receiving Compensation during any period of time for which he/she is receiving a Disability Retirement Pension or any other Retirement Pension.

Effective January 1, 1989, the amount of an Eligible Employee’s Compensation taken into account under the Plan for any Plan Year, including a year prior to 1989, shall not exceed the dollar limit in effect for such year under Code § 401(a)(17). Notwithstanding the immediately preceding sentence, until January 1, 1994, the Code § 401(a)(17) limit in effect on the date of the Participant’s Termination of Employment, Retirement, death or Disability shall apply to all years of Compensation. After December 31, 1993, each calendar year’s Code § 401(a)(17) limit shall apply only to that calendar year and not to prior calendar years.

The determination of Compensation will be made by the Administrative Committee in accordance with records maintained by the Employer and shall be conclusive.

Computation Period: The calendar year.

Contingent Annuity: The Qualified Joint and Survivor Annuity or the annuity form of payment described in Section 5.3(b).

Credited Service: The period taken into account under Section 4.2 for purposes of determining the amount of a Participant's Retirement Pension.

Credited Service Commencement Date: For any Eligible Employee shall be the earlier of (x) the date the Eligible Employee became a Participant, and (y) the first day of the month coincident with or following the latest of (i) age 25, (ii) the date the Employee became an Eligible Employee, or (iii) the Employee’s Employment Commencement Date in the case of an Employee who is credited with at least 1,000 Hours of Service during the 12 month period beginning on his/her Employment Commencement Date or whose Hours of Service during the Plan Year which includes his/her Employment Commencement Date, if annualized, would equal or exceed 1,000 hours, and, in all other instances, the first day of the first Plan Year in which the Employee has a Year of Service.

Disability: An individual shall be considered to be suffering from a Disability for purposes of this Plan if such individual is either (i) receiving benefits under a long-term disability plan sponsored by the Employer, or (ii) receiving disability benefits under Title II of the Social Security Act.

Disability Retirement Pension: A Retirement Pension payable pursuant to Section 3.4.

Early Retirement Age: A Participant shall have attained his/her Early Retirement Age when he/she has completed at least 10 years of Vesting Service and has attained the age of 55 while in active Employment or while suffering a Disability.

Early Retirement Date: The first day of any month coincident with or next following the Participant’s Early Retirement Age and prior to Normal Retirement Age as of which a Participant elects to retire.

Effective Date: January 1, 2001, the effective date of this amended and restated Plan.

Eligibility Year of Service: The consecutive 12-month period beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date, as applicable, if such Employee completes 1,000 Hours of Service within such 12-month period, or in the event the Employee fails to complete 1,000 Hours of Service in such 12-month period, any Plan Year commencing after the Employee’s Employment Commencement Date or Reemployment Commencement Date, as applicable, in which an Employee completes 1,000 Hours of Service.

Eligible Employee: Any Employee of the Employer who is reported on the Employer’s payroll records as an employee of the Employer, other than: (a) any Employee included in a unit of employees covered by a collective bargaining agreement between the Employer and an employee representative (not including any organization more than half of whose members are owners, officers or executives of the Employer) in the negotiation of which retirement benefits were the subject of good faith bargaining, unless such bargaining agreement provides for participation in the Plan; (b) any Employee who is a non-resident alien and who receives no earned income from the Employer which constitutes income from sources within the United States; (c) any “leased employee,” within the meaning of Code §414(n)(2); (d) any Employee at one or more Employment Units of an Employer designated in writing by that Employer as ineligible to participate in the Plan pursuant to Section 2.3; or (e) prior to January 1, 2001, any Employee who was not an Eligible Employee under the terms of the Plan then in effect. An individual who performs services for an Employer but is not reported on the Employer’s payroll records as an employee of the Employer (including, but not limited to, an individual who is classified by the Employer as an independent contractor or who is on the payroll of any person or organization which is not an Employer, such as a temporary help, staffing, employee leasing, or professional employer organization) shall not be an Eligible Employee for any period before he/she is reported on the Employer’s payroll records as an employee of the Employer even if he/she is determined by a court or government agency to be an employee of the Employer for any purpose.

Employee: Any individual who, under the usual common law rules applicable in determining the employer-employee relationship, has the status of an employee of the Company or a Subsidiary or who is a “leased employee,” within the meaning of Code §414(n)(2), of the Company or an ERISA Affiliate. Notwithstanding the preceding sentence, if such leased employees do not constitute more than twenty percent of the nonhighly compensated work force, within the meaning of Code § 414(n)(5)(C)(ii), of the Company and its ERISA Affiliates, the term “Employee” shall not include those leased employees covered by a plan described in Code § 414(n)(5).

Employer: The Company and each Subsidiary which adopts this Plan with the approval of the Company pursuant to Section 10.10. Effective January 1, 2001, only an ERISA Affiliate may adopt this Plan.

Employment: An Employee's employment with the Company or a Subsidiary or, as otherwise specified by the Administrative Committee on a uniform and nondiscriminatory basis, any predecessor of any of them.

Employment Commencement Date: The date on which an Employee first completes an Hour of Service.

Employment Unit: An identifiable division, subdivision, plant or location of the Employer.

Entry Date: The first day of January and the first day of July of each Plan Year.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

ERISA Affiliate: Any entity (other than the Company) while it is:

(a)	a member of a “controlled group of corporations,” within the meaning of Code § 414(b), with the Company;

(b)	a trade or business (whether or not incorporated) under “common control,” within the meaning of Code § 414(c), with the Company;

(c)	a member of an “affiliated service group,” within the meaning of Code § 414(m), with the Company; or

(d)	any other entity required to be aggregated with the Company pursuant to Code § 414(o).

Full-Time Credited Service: The amount of Credited Service determined in accordance with Section 4.2.3(a).

Fund: A fund established under the Plan in which Plan assets are held.

Hour of Credited Service: Each Hour of Service attributable to Employment as an Eligible Employee on or after the Employee’s Credited Service Commencement Date, provided that:

(a)	Hours of Service credited with respect to periods during which no services are performed (other than back pay awards or service with a predecessor employer) shall be considered attributable to Employment as an Eligible Employee only if such periods of absence immediately follow Employment as an Eligible Employee; and

(b)	A Participant who is receiving benefits under a long-term disability plan sponsored by his/her Employer and who was both an Eligible Employee and a Participant immediately prior to the commencement of the Disability shall be credited with an Hour of Credited Service for each regularly scheduled working hour (exclusive of overtime) for the period for which he/she is receiving such long-term disability benefits up to (i) if the initial date of the Participant’s absence from Employment by reason of the illness or condition which resulted in the Disability was on or after February 1, 1998, the date that is one year after the initial date of such absence or, if earlier, the date on which the Participant attains age 65; or (ii) if the initial date of the Participant’s absence from Employment by reason of the illness or condition which resulted in the Disability was prior to February 1, 1998, the date on which the Participant attains age 65. In no event, however, shall such a Participant be credited with Hours of Credited Service during any period of time for which he/she is receiving a Disability Retirement Pension or any other Retirement Pension.

Hour of Service: Each hour inclusive under any of subsections (a) through (f), applied without duplication, but subject to the provisions of subsection (g):

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or a Subsidiary. Such hours shall be credited to the period in which the duties were performed;

(b)	Each regularly scheduled working hour (exclusive of overtime) during a period for which an Employee is paid or entitled to payment by the Company or a Subsidiary on account of a period of time during which no duties are performed (irrespective of whether the Employment relationship has terminated), due to vacation, holiday, illness, incapacity (including disability or pregnancy), layoff, jury duty or leave of absence;

(c)	Each regularly scheduled working hour (exclusive of overtime) which would constitute an Hour of Service under subsection (a) or (b) but for the Employee’s absence for service in the armed forces of the United States during a period in which he/she has reemployment rights under applicable law, provided, that such Employee (i) retains such reemployment rights upon discharge from such service (determined after taking into account the terms of such discharge), and (ii) reenters the employ of the Company or a Subsidiary within 90 days after such discharge (or within such longer period during which he/she has reemployment rights protected by law); and

(d)	Each regularly scheduled working hour (exclusive of overtime) which would constitute an Hour of Service under subsection (a) or (b) but for the Employee’s unpaid leave of absence approved by the Company or a Subsidiary, either prospectively or retroactively, in accordance with a policy applied on a uniform and nondiscriminatory basis to all Employees similarly situated; provided, that such individual returns to service with the Company or a Subsidiary at the expiration of the leave unless otherwise expressly provided by the written terms of that leave.

For the purposes of subsections (b), (c) and (d), Hours of Service shall be credited to the period(s) in which occur the regularly scheduled working hours with respect to which such Hours of Service are determined, beginning with the first such hours.

(e)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Subsidiary. Such hours shall be credited to the period(s) to which the back pay award or agreement pertains rather than the period in which the award, agreement or payment is made;

(f)	In applying the provisions of this Section, each hour of an Employee’s service with a predecessor employer shall be treated as service with the Company to the extent required by law or to the extent determined by the Board of Directors of the Company in its discretion;

(g)	Notwithstanding any other provision of this Plan, Hours of Service otherwise required to be credited pursuant to Subsections (b) or (d) shall be subject to the following limitations:

(i)	No more than 501 of such Hours of Service shall be credited on account of any single continuous period during which an Employee performs no duties (whether or not such period occurs in a single Computation Period);

(ii)	An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws;

(iii)	Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

(iv)	A payment shall be deemed to be made by or due from the Company or a Subsidiary regardless of whether such payment is made by or due from the Company or Subsidiary directly, or indirectly through, among others, a trust, fund, or insurer, to which the Company or Subsidiary contributes or pays premiums.

(h)	An Employee for whom Hours of Service are not counted and recorded shall be credited with 45 Hours of Service for each week for which such Employee is credited with at least one Hour of Service. Also, where an Employee’s actual number of Hours of Service for an entire Plan Year have been counted and recorded, but the Employee’s Hours of Service for a portion of such Plan Year are not readily determinable from Employer records or otherwise, the Employee shall be credited with 45 Hours of Service for each week during such portion of the Plan Year; provided, however, that in no event shall the total number of Hours of Service so credited to any Employee for a Plan Year exceed the Employee’s actual number of Hours of Service for the entire Plan Year.

Investment Manager: Any person appointed pursuant to Section 8.5 having the power to direct the investment of Plan assets in accordance with that Section.

Late Retirement Date: The first day of any month after a Participant’s Normal Retirement Age coincident with or next following the date the Participant actually retires.

Non-Union Vesting Service: A Participant’s Vesting Service determined by excluding any Hours of Service credited with respect to a period while the Participant was a member of a collective bargaining unit.

Non-Vested Termination of Employment: A Termination of Employment without a right to an immediate or deferred Retirement Pension under Article III.

Normal Retirement Age: The later of (1) age 65 and (2) the earlier of (a) the fifth anniversary of the date the Eligible Employee’s participation in the Plan commenced or (b) the Eligible Employee’s completion of five years of Vesting Service.

Normal Retirement Date: The first day of the calendar month coinciding with or next following the date on which the Participant attains Normal Retirement Age.

Participant: An Eligible Employee who has commenced participation in the Plan as provided in Article II or any other Employee or former Employee who has a right to receive benefits under the Plan.

Part-Time Credited Service: The amount of Credited Service determined in accordance with Section 4.2.3(b).

Plan: The SGC Pension Plan, as amended from time to time.

Plan Year: Each 12-consecutive month period ending on December 31.

Primary Social Security Benefit: The amount of old age insurance benefit to which a Participant would be entitled at age 65 (or Retirement, if later) under the Social Security Act in effect at the Participant’s Retirement, Termination of Employment or earlier Benefit Commencement Date, determined  —

(a)	on the assumption that the Participant received no wages within the meaning of the Social Security Act for any of the calendar years 1967 through 1972 during which the Participant participated in the Supermarkets General Corporation Profit-Sharing Plan; and

(b)	without regard to provisions of such Social Security Act which relate to scheduled increases in benefit amounts or percentages, benefit formula break points, or covered compensation subsequent to the year of Termination of Employment (or earlier Benefit Commencement Date); and

(c)	without regard to any event (including, without limitation, continued earnings, insufficient quarters of coverage to qualify for benefits, waiver of or failure to claim benefits, failure to survive to Social Security retirement age, or reduction of benefits at Social Security retirement age because of the earlier commencement thereof) which might cause the Participant not actually to receive such benefit; and

(d)	with regard to deferred retirement credits in the case of a Participant who continues in employment beyond age 65; and

(e)	on the assumption that a Participant who has a Termination of Employment (or is entitled to a Disability Retirement Pension in accordance with Section 3.4(a)) will receive future earnings until Social Security retirement age equal to Compensation earned in the last full calendar year of service preceding Termination of Employment (or in the case of Disability, the Participant’s initial date of absence by reason of the illness or condition which resulted in the Disability); and

(f)	on the assumption that a Participant who separates from service on account of Retirement will receive no future earnings; and

(g)	on an estimated basis by reference to tables (based on the Social Security Act in effect in the year of Termination of Employment, Retirement, death, or Disability and the Participant’s Compensation for the immediately preceding calendar year) prepared using the actual change in the average national wage from year to year as determined by the Social Security Administration, as applicable to benefits payable at different ages and levels of final pay, unless the Participant (or Surviving Spouse) supplies the Administrative Committee with a detailed earnings history issued by the Social Security Administration for each year of employment, whether or not with an Employer, in which case the Participant’s Primary Social Security Benefit shall be calculated using such earnings history, rather than by reference to tables if such earnings history results in a greater Retirement Pension; provided that the earnings for a period of disability shall be at the rate in effect in the year prior to the commencement of Disability, determined based on the most recent full 12-month Plan Year of Compensation, provided that such data is supplied to the Administrative Committee within six months following the later of the date of (i) separation from service or (ii) notification of the Plan benefit to which the Participant (or Surviving Spouse) is entitled by reference to tables. Notice of the rights of Participants to obtain such data from the Social Security Administration and to supply it to the Administrative Committee and notice of financial consequences thereof shall be given each time the summary plan description of this Plan is provided to Participants and upon separation from service.

For purposes of determining the Social Security Leveling Benefit optional form of benefit (under Section 5.3(d)), the Primary Social Security Benefit shall be reduced as if it commenced at age 62.

Qualified Joint and Survivor Annuity: An annuity for the life of the Participant with a survivor annuity continuing after the Participant’s death to the Participant’s surviving Spouse for the surviving Spouse’s life in an amount which is equal to 50% of the amount payable during the Participant’s life and which is the Actuarial Equivalent of the Participant’s Retirement Pension.

Reemployment Commencement Date: The date upon which an Employee first completes an Hour of Service after a Break-in-Service.

Retirement: Any termination of a Participant’s Employment on or after his/her Normal Retirement Age or Early Retirement Age. A leave of absence authorized by the Company or a Subsidiary or a leave of absence for service in the armed forces of the United States during which re-employment rights are protected by law shall not be deemed a Retirement unless the Employee fails to return immediately following the end of such absence or, in the case of a military service absence, within the time prescribed by law. An Employee whose last day of Employment is the last day of a payroll year shall be deemed to retire on the first day of the next payroll year.

Retirement Pension: As of any date, the monthly retirement benefit credited to a Participant under Article III in the form of a Single Life Annuity, determined as if the Participant had terminated Employment on such date.

Single Life Annuity: The annuity form of payment described in Section 5.3(a).

Spouse: The person married to a Participant on the Participant's Benefit Commencement Date.

Subsidiary: (a) Any corporation of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned at the time of reference, directly or indirectly, by the Company; (b) any partnership or joint venture in which the Company or a Subsidiary owns at least 50% interest in capital or profits and that the Administrative Committee designates as a “Subsidiary” for purposes of this Plan; or (c) any ERISA Affiliate.

Surviving Spouse: For purposes of the pre-retirement death benefit of Article VI, the person, if any, married to a Participant throughout the six-month period ending on the date of the Participant’s death.

Termination of Employment: The voluntary or involuntary severance of Employment, including lay-off, prior to and not including an Employee’s Retirement or death. A leave of absence authorized by the Company or a Subsidiary or a leave of absence for service in the armed forces of the United States during which re-employment rights are protected by law shall not be deemed a Termination of Employment unless the Employee fails to return immediately following the end of such absence or, in the case of a military service absence, within the time prescribed by law. An Employee whose last day of Employment is the last day of a payroll year shall be deemed to terminate on the first day of the next payroll year.

Trust Agreement: The agreement between the Company and the Trustee with respect to the Fund.

Trustee: An individual, bank, trust company or other financial institution appointed as trustee pursuant to Article Vii, and any successor trustee.

Vesting Service: The Years of Service credited to a Participant under Section 4.1 for purposes of determining the Participant’s right to receive his/her Retirement Pension under Article III.

Year of Service: Each Plan Year in which an Employee is credited with 1,000 Hours of Service.

ARTICLE II

PARTICIPATION

2.1	Admission as a Participant

2.1.1	An Eligible Employee shall become a Participant on the Entry Date coincident with or next following the date on which he/she attains age 21 and completes an Eligibility Year of Service, provided he/she is an Eligible Employee on such Entry Date. Any Eligible Employee who was a Participant immediately prior to the Effective Date shall remain a Participant as of that date. An Eligible Employee whose Employment Commencement Date was both prior to January 1, 1988 and after his/her attainment of age 60 shall become a Participant in the Plan on January 1, 1988 or, if later, on the Entry Date coincident with or next following the date on which he/she completes an Eligibility Year of Service provided he/she is actively employed as an Eligible Employee on such date.

2.1.2	An Eligible Employee who did not become a Participant on the Entry Date coincident with or next following the date on which he/she met the eligibility requirements of Section 2.1.1 because he/she was not then an Eligible Employee shall become a Participant as of the first day on which he/she again becomes an Eligible Employee, unless his/her prior Years of Service are disregarded under Section 2.2.1 in which event he/she will be treated as a new Employee.

2.1.3	An individual who has ceased to be a Participant and who again becomes an Eligible Employee shall become a Participant as of the first date on which he/she again becomes an Eligible Employee, unless his/her prior Years of Service are disregarded under Section 2.2.1 in which event he/she will be treated as a new Employee.

2.2	Crediting of Service for Eligibility Purposes

2.2.1	An Eligible Employee or Participant who has a Non-Vested Termination of Employment shall lose credit for his/her Eligibility Years of Service prior to such Termination of Employment and shall be treated as a new Employee if:

(a)	as of any date prior to January 1, 1985, his/her number of consecutive one year Breaks-in-Service was equal to or exceeded his/her Eligibility Years of Service credited at the time of such Termination of Employment; or

(b)	as of any date after December 31, 1984, his/her number of consecutive one year Breaks-in-Service equals or exceeds the greater of five consecutive one year Breaks-in-Service or his/her Years of Eligibility Service credited at the time of such Termination of Employment.

2.2.2	An Eligible Employee or Participant who incurs one or more consecutive Breaks-in-Service but whose Eligibility Years of Service prior to such Breaks-in-Service are not disregarded in accordance with Section 2.2.1 shall become a Participant:

(a)	In the case of an individual who had been a Participant, as of his/her Reemployment Commencement Date.

(b)	In the case of an Eligible Employee who had not yet become a Participant, as of his/her Reemployment Commencement Date, if he/she completes a consecutive 12-month period beginning on his/her Reemployment Commencement Date during which he/she had at least 1,000 Hours of Service; or in the event he/she fails to be credited with at least 1,000 Hours of Service in such 12-month period, as of January 1 of the first Plan Year beginning after his/her Reemployment Commencement Date during which he/she completes at least 1,000 Hours of Service.

2.3	Nonparticipating Employment Units

Notwithstanding Section 2.1.1, the Company may, in its discretion, determine that Employees at one or more specified Employment Units shall not be eligible to participate in the Plan.

2.4	Employment Transfers

2.4.1	(a)	If an Employee of a Subsidiary not participating in the Plan or an Employee employed in an ineligible employment category is transferred to service in an eligible category with an Employer and he/she has otherwise met the eligibility requirements to become a Participant under Section 2.1.1, he/she shall become a Participant on the date of such transfer. Otherwise, he/she shall become a Participant at the applicable date determined in accordance with the provisions of Section 2.1.1.

(b)	If an Employee of a Subsidiary not participating in the Plan or an Employee in an ineligible category is transferred to service in an eligible category with an Employer and becomes a Participant in accordance with this Section 2.4.1, (1) then his/her prior years of service with the Company or a Subsidiary shall be taken into account for purposes of determining his/her Vesting Service, but shall not be taken into account for purposes of determining his/her years of Credited Service, and (2) his/her full 12-month Plan Years of compensation earned during his/her prior years of service with the Company or a Subsidiary shall be taken into account for purposes of determining his/her Average Final Compensation for such Plan Years coincident or following the date the Employee would have become a Participant if employed as an Eligible Employee and in such amount as would have counted as Compensation if the Employee had been an Eligible Employee for such Plan Years.

2.4.2	If a Participant is transferred to a Subsidiary not participating in the Plan or an ineligible Employment category, (1) then the Participant’s service with the Company or a Subsidiary subsequent to transfer shall be taken into account for purposes of determining Vesting Service, but shall not be taken into account for purposes of determining Credited Service, and (2) his/her full 12-month Plan Years of compensation (in such amount as would have counted as compensation if the Employee had been an Eligible Employee in such plan years) earned during his/her years of service with the Company or a Subsidiary subsequent to transfer shall be taken into account for purposes of determining his/her Average Final Compensation, and (3) his/her Primary Social Security Benefit shall be determined upon his/her Retirement or Termination of Employment.

2.5	Participation Automatic

Participation in this Plan shall be automatic upon satisfaction of the eligibility provisions of this Article II, and no Employee who is otherwise eligible shall be permitted to decline participation.

ARTICLE III

RETIREMENT PENSIONS

3.1	Normal Retirement Pension

Each Participant who attains his/her Normal Retirement Age while an Employee and retires from Employment shall receive a monthly Retirement Pension commencing on his/her Normal Retirement Date. The monthly amount of such Retirement Pension shall be equal to the greatest of —

(a)	1/12th of (1) the excess of 40% of the Participant’s Average Final Compensation over 50% of the Participant’s Primary Social Security Benefit, multiplied by (2) a fraction, the numerator of which is the Participant’s Credited Service (not to exceed 30 years) and the denominator of which is 30; or

(b)	the sum of (i) $10.50 times each year of Full-Time Credited Service and (ii) $8.00 times each year of Part-Time Credited Service; provided that no more than 30 years of Credited Service (applied by first using the years of Full-Time Credited Service) shall be taken into account; or

(c)	the largest monthly benefit to which the Participant would have been entitled under Section 3.2 had he/she retired with an immediate Retirement Pension at an Early Retirement Date; or

(d)	in the case of any Participant whose Compensation (determined without regard to the limitations of Code § 401(a)(17)) exceeded $200,000 in any calendar year prior to January 1, 1989, the sum of (i) the Retirement Pension (calculated without regard to this paragraph (d)) calculated as of December 31, 1988, without regard to the limitations of Code § 401(a)(17) and (ii) the Retirement Pension (calculated without regard to this paragraph (d)) calculated as of any date after December 31, 1988 but taking into account only Credited Service since January 1, 1989 (such Credited Service not to exceed 30 years less the Credited Service as of December 31, 1988); or

(e)	in the case of any Participant whose Compensation (determined without regard to the limitations of Code § 401(a)(17)) exceeded $200,000 in any calendar year prior to January 1, 1994, the Retirement Pension (calculated by applying the adjusted $200,000 limit in effect for 1993 (or such earlier year of Termination of Employment, Retirement, death or Disability) to all years of Compensation) calculated as of December 31, 1993 (or such earlier date of Termination of Employment, Retirement, death, or Disability); or

(f)	in the case of any Participant whose Compensation (determined without regard to the limitations of Code § 401(a)(17)) exceeded $150,000 in any calendar year prior to January 1, 1994, the sum of (i) the Retirement Pension (calculated without regard to this paragraph (f)) calculated as of December 31, 1993 and (ii) the Retirement Pension (calculated without regard to this paragraph (f)) calculated as of any date after December 31, 1993 but taking into account only Credited Service since January 1, 1994 (such Credited Service not to exceed 30 years less the Credited Service as of December 31, 1993).

Notwithstanding the foregoing, a leased employee within the meaning of Code § 414(n)(2), who has attained Normal Retirement Age and, by virtue of a prior period of employment, is entitled to a benefit from this plan, shall received his/her monthly Retirement Pension commencing on his/her Normal Retirement Date.

3.2	Early Retirement Pension

A Participant who has attained his/her Early Retirement Age while an active Employee and retires from Employment prior to Normal Retirement Age shall be entitled to receive a monthly Retirement Pension. Such monthly Retirement Pension shall be payable, at the Participant’s election, (a) commencing as of the Participant’s Normal Retirement Date in an amount determined as of the date of his/her Retirement in accordance with Section 3.1, or (b) commencing as of the Participant’s Early Retirement Date in an amount determined as of the date of his/her Retirement in accordance with Section 3.1, but reduced by 1/3 of 1% for each month by which the Participant’s Benefit Commencement Date precedes his/her attainment of age 65. A Participant’s election to commence distribution of his/her Retirement Pension under this Section 3.2 prior to his/her Normal Retirement Date shall be made within the 90-day period preceding his/her Benefit Commencement Date.

3.3	Late Retirement Pension

A Participant who retires from Employment after his/her Normal Retirement Date shall receive a monthly Retirement Pension commencing as of his/her Late Retirement Date.

Subject to Sections 3.8 and 5.6.2, the amount of such monthly Retirement Pension shall be determined as of the date of his/her Retirement in accordance with Section 3.1. The Retirement Pension payable upon a Participant’s Late Retirement Date shall never be less than the Retirement Pension payable at his/her Normal Retirement Date.

3.4	Disability Retirement Pension

A Participant who prior to Normal Retirement Age suffers a Disability while an Eligible Employee shall be entitled to a monthly Retirement Pension (a “Disability Retirement Pension”) as follows —

(a)	If the Participant is receiving benefits under a long-term disability plan sponsored by his/her Employer, his/her Disability Retirement Pension shall commence on the first day of the month coincident with or next following his/her attainment of age 65 in a monthly amount determined as of his/her attainment of age 65 in accordance with Section 3.1. Alternatively, such Participant may elect to commence an Early Retirement Pension in accordance with Section 3.2 or a Disability Retirement Pension under Section 3.4(b) below, in each case, if he/she is otherwise eligible for such Retirement Pension.

(b)	If the Participant is receiving disability benefits under Title II of the Social Security Act, the Participant shall be entitled to receive, upon application to the Administrative Committee, a monthly Disability Retirement Pension commencing on the first day of any month following the Participant’s commencement of disability benefits under Title II of the Social Security Act.

The monthly amount of a Disability Retirement Pension payable to a Participant under this Section 3.4(b) shall be determined under Section 3.1 except that such determination shall be made (i) without any reduction for commencement prior to Normal Retirement Age; (ii) using the Participant’s Average Final Compensation and Credited Service as of the date that the payment of benefits under this Section 3.4(b) commences to the Participant; and (iii) using the monthly Social Security disability benefit payable to the Participant as of the date that the payment of benefits under this Section 3.4(b) commences to the Participant (in lieu of his/her monthly Primary Social Security Benefit).

(c)	A Disability Retirement Pension shall terminate (or shall not be payable, in the event such pension has not previously begun) if, prior to the Participant’s Normal Retirement Age, the Participant ceases to be eligible for benefits under a long-term disability plan sponsored by the Employer (in the case of Section 3.4(a)), the Participant ceases to be eligible for Social Security disability benefits (in the case of Section 3.4(b)), the Participant returns to work (except for purposes of rehabilitation approved by the Administrative Committee) or the Participant refuses to undergo such physical examination or to furnish such information as the Administrative Committee may require in order to verify the continuation of such Disability. The Participant shall, thereafter, be entitled to receive any other benefit under the Plan to which the Participant may then be entitled, based upon his/her Average Final Compensation, Vesting Service, Credited Service and Primary Social Security Benefit as of the date he/she is no longer entitled to receive a Disability Retirement Pension or, if earlier, the date that the Disability Retirement Pension commenced.

3.5	Vested Termination Pension

A Participant who terminates Employment with at least five years of Vesting Service (and without being eligible to receive benefits under any other provision of this Article III) shall be entitled to a monthly Retirement Pension. Such Retirement Pension shall be payable, at the Participant’s election:

(a)	commencing as of the Participant’s Normal Retirement Date in an amount determined as of his/her Termination of Employment in accordance with Section 3.1, or

(b)	if the Participant has completed at least ten years of Vesting Service (and is not eligible to receive benefits under paragraph (c) of this Section 3.5), commencing as of the first day of any month coincident with or next following the Participant’s attainment of age 55 and prior to the first day of the month coincident with or next following attainment of age 65 in an amount determined as of his/her Termination of Employment in accordance with Section 3.1, but (i) if the Participant terminates Employment on or after age 45, reduced by 1/2 of 1% for each month by which the Participant’s Benefit Commencement Date precedes his/her Normal Retirement Date and (ii) if the Participant terminates Employment prior to age 45, such amount shall be the Actuarial Equivalent of the Participant’s Retirement Pension payable as of the Participant’s Normal Retirement Date, or

(c)	if the Participant has completed at least ten years of Non-Union Vesting Service and the Participant’s total years of Vesting Service and age as of the date he/she terminates Employment equals or exceeds 70 years, commencing as of the first day of any month coincident with or next following the Participant’s attainment of age 55 and prior to the first day of the month which is coincident with or next following attainment of age 65 in an amount determined as of his/her Termination of Employment in accordance with Section 3.1, but reduced by 1/3 of 1% for each month by which the Participant’s Benefit Commencement Date precedes his/her Normal Retirement Date. Solely for purposes of this paragraph (c), a Participant shall be credited with a partial year of Vesting Service (but not a partial year of Non-Union Vesting Service) for any Plan Year beginning on or after January 1, 1976 in which the Participant was credited with one or more but less than 1,000 Hours of Service (and would otherwise be credited with a year of Vesting Service but for the failure to complete 1,000 Hours of Service in such year) equal to the fraction determined by dividing the Participant’s actual number of Hours of Service for such Plan Year by 1,000.

A Participant’s election to commence distribution of his/her Retirement Pension under this Section 3.5 prior to his/her Normal Retirement Date shall be made within the 90-day period preceding his/her Benefit Commencement Date.

3.6	Special Retirement Pension

The Company may, in its sole discretion, from time to time, in response to business needs of an Employer, define on a non-discriminatory basis a group of Participants to whom there will be offered the opportunity to retire from Employment under special terms and conditions. The terms of any such offer shall be set forth in an appendix hereto, which shall be treated as part of the Plan as if set forth fully herein.

3.7	Non-Vested Termination or Death

A Participant who has a Non-Vested Termination of Employment shall not be entitled to any benefit under this Plan. No benefit shall be payable with respect to a Participant who dies before his/her Benefit Commencement Date except as may be provided under Article VI (Pre-Retirement Death Benefits).

3.8	Suspension of Benefits

3.8.1.	If a Participant receiving monthly retirement benefits under the Plan is rehired by the Company or any ERISA Affiliate, the monthly retirement benefits payable to such a Participant shall not be suspended (in accordance with the remainder of this Section 3.8) unless and until such Participant completes a Year of Service.

3.8.2	If a Participant receiving monthly retirement benefits under the Plan is rehired by the Company or any ERISA Affiliate and completes a Year of Service subsequent to reemployment, such monthly benefits shall be suspended for each calendar month or four-week or five-week payroll period ending in a calendar month during which the Participant is employed by the Company or an ERISA Affiliate and is credited with 83 or more Hours of Service for the Company or an ERISA Affiliate which is considered as service under ERISA § 203(a)(3)(B).

If for any month such an Employee or an Employee who continues to work past his/her Normal Retirement Age is credited with less than 83 Hours of Service for the Employer or an ERISA Affiliate considered as service under ERISA § 203(a)(3)(B) in any calendar month or four-week or five-week payroll period, no benefit payment shall be made until the Participant subsequently terminates Employment. Upon Termination of Employment or, if earlier, the Participant’s Required Beginning Date under Section 5.6.2, the Participant shall be paid the Actuarial Equivalent of the monthly payment which would have been paid for the month in which the Participant is credited with less than 83 Hours of Service.

3.8.3	The amount of benefits which shall be suspended under this Section 3.8 shall not exceed the lesser of the actual amount of benefits previously payable to the Participant or the amount which would have been payable under a Single Life Annuity.

3.8.4	No payment shall be withheld by the Plan pursuant to this Section 3.8 unless the Administrative Committee notifies the Employee by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that his/her benefits are suspended. Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Title 29 of the Code of Federal Regulations § 2530.203-3. In addition, the notice shall inform the Employee of the Plan’s procedures for affording a review of the suspension of benefits. Requests for such reviews shall be considered in accordance with the claims procedure adopted by the Administrative Committee.

3.8.5	Any benefits which are required to be suspended pursuant to this Section 3.8 but are in fact not suspended during a period of re-employment will be recovered in full by withholding up to 100% of the initial resumed payment and up to 25% of subsequent resumed monthly benefit payments.

3.8.6	Employees shall notify the Administrative Committee of any Employment with the Company or an ERISA Affiliate occurring after commencement of the Retirement Pension and provide the Administrative Committee with such information as may be necessary to verify such Employment. As a condition to receiving future benefit payments, upon the request of the Administrative Committee, an Employee shall either certify that he/she is unemployed or provide sufficient information to enable the Administrative Committee to establish that he/she has not completed 83 Hours of Service during a calendar month or four-week or five-week payroll after commencement of his/her Retirement Pension.

3.8.7	Whenever the Administrative Committee becomes aware that a Participant is employed by the Company or an ERISA Affiliate after the date benefits are scheduled to commence under the Plan, and the Participant has not complied with the Plan’s reporting requirements with respect to that Employment, the Administrative Committee may presume that the Participant has completed 83 Hours of Service during the relevant period.

3.8.8	The Administrative Committee will respond to written requests for advice as to whether specific employment will cause benefits under the Plan to be suspended within 30 days after receipt of such requests by the Administrative Committee.

3.8.9	Upon the subsequent Retirement or Termination of Employment of a Participant who was eligible for a Retirement Pension upon his/her prior Retirement or Termination of Employment (whether or not payment of such Retirement Pension had commenced) the Participant’s Retirement Pension shall first be redetermined upon the basis of his/her aggregate Credited Service and Vesting Service and his/her then Average Final Compensation and Primary Social Security Benefit as if no prior benefit payments had been made, provided that the Participant’s Retirement Pension shall in no event be reduced by reason of such redetermination.

His/her Retirement Pension as so redetermined shall then be reduced by the Actuarial Equivalent of the benefit payments (including any lump sum distributions), other than payments of a Disability Retirement Pension, previously made prior to the Participant’s re-employment, if any. The form of payment of any Retirement Pension to which he/she may thereafter become entitled shall be determined in accordance with the provisions of Article V without regard to the form in which his/her Retirement Pension had previously been paid.

ARTICLE IV

DETERMINATION OF VESTING
SERVICE AND CREDITED SERVICE

4.1	Rules for Determining Vesting Service

4.1.1	Subject to Section 4.1.2 below, a Participant’s Vesting Service shall mean —

(a)	for periods prior to January 1, 1976, the Participant’s years of “Continuous Service” as of December 31, 1975, as determined under the terms of the Plan then in effect (including the break-in-service rules then in effect), and

(b)	all Years of Service under the Plan beginning on or after January 1, 1976, except for Years of Service before the year in which the Participant attained age 18.

4.1.2	A Participant who has a Non-Vested Termination of Employment shall, if he/she returns to Employment, receive no credit for Vesting Service prior to such Termination of Employment if:

(a)	as of any date prior to January 1, 1985, his/her number of consecutive one year Breaks-in-Service was equal to or exceeded his/her Vesting Service credited at the time of such Termination of Employment; or

(b)	as of any date after December 31, 1984, his/her number of consecutive one year Breaks-in-Service equals or exceeds the greater of five consecutive one year Breaks-in-Service or his/her Vesting Service credited at the time of such Termination of Employment.

4.2	Rules for Determining Credited Service

4.2.1	Subject to Section 4.2.2 below, Credited Service shall mean —

(a)	For a Participant who participated in the Plan prior to January 1, 1976, the sum of such Participant’s number of years and complete months of Credited Service as of December 31, 1975 as determined under the Plan as then in effect (including any break-in-service rules then in effect), plus

(b)	For all Participants, Credited Service commencing on or after January 1, 1976, shall be determined as follows:

(i)	One year of Credited Service shall be credited for each Plan Year during which a Participant completes 1,820 or more Hours of Credited Service.

(ii)	A Participant who completes fewer than 1,820 Hours of Credited Service during a Plan Year, but who completes a Year of Service (whether or not Credited Service), during such Plan Year shall be credited with a fraction of a year of Credited Service. With respect to a Participant whose Credited Service Commencement Date falls in the same Plan Year as his/her Employment Commencement Date, the foregoing requirement of a Year of Service shall be reduced proportionately to reflect the portion of the Plan Year beginning on the Participant’s Employment Commencement Date and ending on December 31 of such Plan Year. With respect to an Employee who resumes his/her status as a Participant following one or more Break(s)-in-Service on a date other than January 1, the foregoing requirement of a Year of Service shall be reduced proportionately to reflect the portion of the Plan Year beginning on such date and ending on December 31 of such Plan Year.

(iii)	A Participant who completes less than 1,820 Hours of Credited Service during the Plan Year in which occurs his/her Termination of Employment, Retirement or death shall be credited with a fraction of a year of Credited Service for such year, whether or not he/she completes a Year of Service.

4.2.2	A Participant who has a Non-Vested Termination of Employment shall, if he/she returns to Employment, receive no credit for Credited Service prior to such Termination of Employment if:

(a)	as of any date prior to January 1, 1985, his/her number of consecutive one year Breaks-in-Service was equal to or exceeded his/her Vesting Service credited at the time of such Termination of Employment; or

(b)	as of any date after December 31, 1984, his/her number of consecutive one year Breaks-in-Service equals or exceeds the greater of five consecutive one year Breaks-in-Service or his/her Vesting Service credited at the time of such Termination of Employment.

4.2.3	Solely for purposes of the benefit formula under Section 3.1(b):

(a)	A Participant’s Credited Service for any Plan Year (as determined under the foregoing provisions of this Section 4.2) shall be Full-Time Credited Service if the Participant completes at least 1,820 Hours of Credited Service in such Plan Year or the Participant’s actual number of Hours of Service for such Plan Year, if annualized, would equal or exceed 1,820 hours.

(b)	A Participant’s Credited Service for any Plan Year (as determined under the foregoing provisions of this Section 4.2) shall be Part-Time Credited Service if it is not Full-Time Credited Service.

ARTICLE V

FORMS OF PAYMENT OF RETIREMENT BENEFIT

5.1	Normal Form of Benefit

Unless a Participant elects an optional form of benefit available under Section 5.3 (in accordance with the procedures of Section 5.2), the Participant’s Retirement Pension shall be payable in the form of a Qualified Joint and Survivor Annuity if the Participant is married on his/her Benefit Commencement Date or a Single Life Annuity if the Participant is not married on his/her Benefit Commencement Date.

5.2	Election of Optional Forms

5.2.1	Within the period beginning 90 days before and ending 30 days before a Participant’s Benefit Commencement Date, the Administrative Committee shall provide to each Participant a written explanation in non-technical terms of:

(a)	the terms and conditions of the normal form of benefit provided under Section 5.1;

(b)	the Participant’s right to make, and the effect of, an election to waive the normal form of benefit provided under Section 5.1;

(c)	the rights of the Participant’s Spouse under Section 5.2.3;

(d)	the right to make, and the effect of, a revocation of a previous election to waive the normal form of benefit provided under Section 5.1;

(e)	the material features and relative values of the normal and optional forms of benefit available under Section 5.1 and 5.3; and

(f)	if applicable, the Participant’s right to defer the commencement of benefits until Normal Retirement Date.

The Administrative Committee may, on a uniform and nondiscriminatory basis, provide for such other notices, information or election periods or take such other action as the Administrative Committee considers necessary or appropriate so that this Section 5.2 is implemented in such a manner as to comply with Code §§ 401(a)(11) and 417.

5.2.2	During the 90-day period preceding a Participant’s Benefit Commencement Date, the Participant may elect, on a form prescribed by the Administrative Committee and subject to the spousal consent rules set forth in Section 5.2.3, to receive one of the optional forms of benefit available under Section 5.3 in lieu of the normal form of benefit provided under Section 5.1.

A Participant may revoke an election of an optional form of benefit or a designation of Beneficiary by filing a written election of another available form of benefit or a designation of a new Beneficiary with the Administrative Committee at any time prior to his/her Benefit Commencement Date. A Participant’s revocation of an optional form of benefit or change of Beneficiary and the election of a new optional form of benefit or the designation of a new Beneficiary shall not be subject to the spousal consent requirements of Section 5.2.3, provided that the consent of the Participant’s Spouse to the original election or designation was obtained in accordance with Section 5.2.3.

5.2.3	A married Participant’s election of an optional form of benefit (other than a Contingent Annuity under Section 5.3 with the Participant’s Spouse designated as Beneficiary), shall not be effective unless the Participant has, during the 90-day period preceding his/her Benefit Commencement Date, obtained the written consent of his/her Spouse, witnessed by a notary public, to the waiver of the Qualified Joint and Survivor Annuity.

Any such spousal consent shall (1) permit the election of any optional form of benefit and the designation of any Beneficiary by the Participant (and the change of any such election or designation without further spousal consent), (2) acknowledge that the Spouse would otherwise have the right to limit consent to a specific Beneficiary and a specific optional form of benefit and state that the Spouse voluntarily relinquishes such right, and (3) acknowledge the effect of the Spouse’s consent to the waiver of the Qualified Joint and Survivor Annuity. Spousal consent shall not be required if the Participant establishes to the satisfaction of the Administrative Committee that such written consent may not be obtained because his/her Spouse cannot be located, or such other circumstances exist as the Administrative Committee may, in accordance with applicable regulations, deem appropriate to waive the requirement of spousal consent. Spousal consent, once given, may only be revoked with the written consent of the Participant.

5.3	Optional Forms of Benefit

A Participant may, subject to Sections 5.2 and 5.4, elect to receive any one of the optional forms of benefit available under this Section 5.3 in lieu of the normal form of benefit provided under Section 5.1. A Participant’s election of an optional form of benefit described in this Section 5.3 shall become effective on the Participant’s Benefit Commencement Date.

(a)	Single Life Annuity — An annuity under which the Participant’s Retirement Pension is payable monthly to the Participant for his/her lifetime with no further payments from the Plan on his/her behalf after his/her death. Such payments shall cease with the last payment due on or immediately prior to the Participant’s death.

(b)	Contingent Annuity — An annuity under which reduced Actuarial Equivalent monthly payments are made to the Participant during the Participant’s lifetime, with payments continuing after the Participant’s death to the individual designated by the Participant as his/her Beneficiary, in an amount equal to 50%, 66-2/3% or 100% (as the Participant may elect) of the monthly payments previously payable to the Participant, for the lifetime of the Beneficiary. Such payments shall cease with the payment due for the month of the Participant’s death or, if later, the month of the Beneficiary’s death. If the Participant’s designated Beneficiary dies before the Benefit Commencement Date, the Participant’s election of a Contingent Annuity shall be revoked and the Participant’s Retirement Pension shall be payable in the normal form of payment under Section 5.1 unless the Participant again elects an optional form of payment in accordance with Section 5.2.

(c)	Annuity with Period Certain — An annuity under which reduced Actuarial Equivalent monthly payments are made to the Participant during the Participant’s lifetime, with the provision that if the Participant’s death occurs after his/her Benefit Commencement Date but before he/she had received a total of 60 or 120 monthly payments (as the Participant may elect) the remaining monthly payments shall be paid to his/her Beneficiary. Such payments shall cease with the last payment due on or immediately prior to the Participant’s death or, if later, the 60th or 120th monthly payment (as elected by the Participant). If the Participant and Beneficiary both die before 60 or 120 monthly payments have been made (as appropriate), the single sum Actuarial Equivalent of the remaining payments shall be made in a lump sum distribution to the estate of the last to die. For this purpose, if the Participant and any individual who is his/her Beneficiary die simultaneously or if there is not sufficient evidence to establish who died first, the Participant shall be deemed to have survived such Beneficiary.

(d)	Social Security Leveling Benefit — An annuity available only if the Participant retires or terminates Employment prior to age 62, under which an Actuarial Equivalent adjusted pension will be payable monthly for the Participant’s lifetime in a greater amount before age 62, and in a reduced amount after age 62, so that the total income including both the adjusted retirement benefit and the Primary Social Security Benefit shall be as nearly uniform as possible both before and after such date. Such payments shall cease with the last payment due on or immediately prior to the Participant’s death.

5.4	Mandatory Cash-Outs

Notwithstanding any provision in this Plan to the contrary, if the single sum Actuarial Equivalent value of a Participant’s Retirement Benefit does not exceed $5,000 at Termination of Employment or Retirement, such amount shall be paid in the form of a lump sum distribution as soon as practicable following his/her Termination of Employment or Retirement and no alternative form of benefit payment shall be available.

For this purpose, a Participant who has a Non-Vested Termination of Employment (and thus is not entitled to any benefit under the Plan) shall be deemed to have received a complete distribution of his/her Retirement Pension upon Termination of Employment. Any such distribution (or deemed distribution) shall be a complete discharge of all Plan obligations to the Participant and his/her Spouse, if any.

5.5	Beneficiary

Subject to the requirements of Section 5.2, a Participant may designate any individual as his/her Beneficiary under the Contingent Annuitant optional form of benefit or may designate any person, or persons, as his/her Beneficiary under the Annuity with Period Certain optional form of benefit, and may change such designation without the consent of or notice to, his/her Spouse or any Beneficiary. If the Participant fails to designate a Beneficiary under the Annuity with Period Certain option, the Participant’s estate shall be his/her Beneficiary. Any Beneficiary designation and change of designation must be on the form supplied by the Administrative Committee for such purpose. A Beneficiary designation shall become effective only when received by the Committee and shall revoke any prior designation. If the Participant’s Beneficiary dies after the Benefit Commencement Date, but before the Participant, the Participant’s election shall remain in effect and the monthly payments to the Participant shall not be affected. If the Participant has elected the Annuity with Period Certain Option, he/she may designate another Beneficiary if his/her Beneficiary shall predecease him/her. No Beneficiary shall have any rights under the Plan except such rights as specifically provided in the Plan.

5.6	Required Commencement Date

5.6.1	Notwithstanding any provision in this Plan to the contrary, a Participant’s Benefit Commencement Date shall in no event be later than the 60th day after the close of the Plan Year in which the later of the following events occurs:

(a)	the Participant’s attainment of his/her Normal Retirement Age; or

(b)	the Participant’s Retirement or Termination of Employment.

If the amount of benefits payable cannot be determined by such date, or if it is not possible to pay such benefits by such date because the Administrative Committee has been unable to locate the Participant after making reasonable efforts to do so, then a payment, retroactive to such date, shall be made no later than 60 days after the earliest date on which the amount of such benefits can be determined or the Participant can be located, as the case may be.

5.6.2	Notwithstanding any provision in this Plan to the contrary, distribution of a Participant’s Retirement Pension shall be subject to the requirements of this Section 5.6.2 and Section 6.2 and shall be made in accordance with Code § 401(a)(9), as amended by the Small Business Job Protection Act of 1996 (“SBJPA”), and the regulations thereunder, to the extent consistent with the SBJPA, including the minimum distribution incidental benefit requirements of proposed Treasury regulation §1.401(a)(9)-2 (or any successor regulation).

(a)	Distribution of a Participant’s Retirement Pension shall commence as of the Participant’s “Required Beginning Date” (as defined in Subsection (b) or (c) below, as applicable). Such distribution shall be made in the form of payment payable to the Participant in accordance with the provisions of this Article V; provided, however, that (i) payment in the form of a 66-2/3% or 100% Contingent Annuity with a Beneficiary other than the Participant’s Spouse shall be available only to the extent permitted by proposed Treasury regulation §1.401(a)(9)-2 (or any successor regulation), and (ii) the period certain under any Annuity with Period Certain form of payment shall not exceed the maximum period certain permitted under proposed Treasury regulation § 1.401(a)(9)-2 (or any successor regulation).

(b)	With respect to a Participant who attains age 70½ on or after January 1, 1988 and prior to January 1, 1999 or is a 5% owner (as defined in Code § 416) at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 70½, the Participant’s Required Beginning Date shall be the April 1 following the calendar year in which the Participant attains age 70½, whether or not the Participant has retired. If such a Participant continues in Employment after his/her Required Beginning Date:

(i)	Any additional monthly Retirement Pension which the Participant may accrue in a Plan Year ending after the Participant’s Required Beginning Date shall be payable effective as of the first monthly payment due after the Plan Year in which such amount accrues; and

(ii)	The Required Beginning Date for any such Participant shall be the Benefit Commencement Date for the Participant’s Retirement Pension accrued to such date as well as for any additional Retirement Pension which may accrue after such date in accordance with Subsection (b)(i) above. Accordingly, the Participant shall not be allowed to change the form of payment after his/her Required Beginning Date, and upon the Participant’s death no benefit shall be payable except in accordance with the terms of the form of retirement benefit payable as of the Participant’s Required Beginning Date.

(c)	With respect to a Participant who attains age 70½ either before January 1, 1988 or on or after January 1, 1999 and is not a 5% owner, the Participant’s Required Beginning Date shall be the April 1 following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires. If such a Participant continues in Employment after the April 1 following the calendar year in which the Participant attains age 70½, the Participant’s Retirement Pension shall be adjusted as follows until the Participant’s Benefit Commencement Date:

(i)	As of the end of the Plan Year which includes the April 1 following the calendar year in which the Participant attains age 70½ or, if earlier, the Participant’s Benefit Commencement Date, the Participant’s Retirement Pension shall be equal to the greater of (A) the Actuarial Equivalent of the Retirement Pension payable as of the April 1 following the calendar year in which the Participant attains age 70½, and (B) the Participant’s Retirement Pension, including all accruals earned through such date; and

(ii)	As of the end of each succeeding Plan Year in which the Participant continues in Employment but does not begin to receive distribution of his/her retirement benefit and as of the Participant’s Benefit Commencement Date, the Participant’s Retirement Pension shall be equal to the greater of (A) the Actuarial Equivalent of the Retirement Pension payable as of the end of the prior Plan Year, and (B) the Participant’s Retirement Pension, including all accruals earned through such date.

Notwithstanding the foregoing, with respect to any Participant who has been rehired after a retirement, no actuarial increase shall be made under this Subsection (c) with respect to any period during which the Participant is receiving distribution of his/her Retirement Pension in accordance with Section 3.8.

(d)	If a Participant dies after distribution of his/her retirement benefit has begun, the remaining portion of such retirement benefit shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

ARTICLE VI

PRE-RETIREMENT DEATH BENEFITS

6.1	Pre-Retirement Death Benefit

6.1.1	If a married Participant who is entitled to a Retirement Pension under Section 3.1, 3.2 or 3.3 dies on or after his/her Normal Retirement Age but prior to his/her Benefit Commencement Date, then a monthly pre-retirement death benefit shall be payable to the Participant’s Surviving Spouse commencing as of the first day of the month coincident with or next following the Participant’s death. The amount of such monthly pre-retirement death benefit shall be equal to the amount of the monthly benefit the Surviving Spouse would have received if the Participant had retired and commenced payment of his/her Retirement Pension on the first of the month coincident with or next following the date of his/her death in the form of a Contingent Annuity with a 66-2/3% survivor benefit payable to the Surviving Spouse. However, the amount of the monthly pre-retirement death benefit determined in accordance with the preceding sentence shall not be less than the benefit which would be payable with respect to the Participant’s Retirement Pension accrued to January 31, 1997 if “100%” were substituted for “66-2/3%” in the preceding sentence.

6.1.2	If a married Participant who is entitled to a Retirement Pension under Section 3.2, whether or not actively employed by the Employer dies prior to his/her Benefit Commencement Date (and prior to Normal Retirement Age), then a monthly pre-retirement death benefit shall be payable to the Participant’s Surviving Spouse commencing, at the election of the Surviving Spouse, as of (a) the first day of any month coincident with or next following the Participant’s death and prior to the date which would have been the Participant’s Normal Retirement Date, or (b) the date which would have been the Participant’s Normal Retirement Date. Such commencement date will be the Benefit Commencement Date for the benefit payable to the Surviving Spouse. The amount of such monthly pre-retirement death benefit shall be equal to the amount of the monthly benefit the Surviving Spouse would have received if the Participant had retired from Employment on the day before the date of his/her death (or actual Retirement, if earlier), survived until the Surviving Spouse’s Benefit Commencement Date, commenced payment of his/her Retirement Pension on the Surviving Spouse’s Benefit Commencement Date in the form of a Contingent Annuity with a 66-2/3% survivor annuity payable to the Surviving Spouse (reduced in accordance with Section 3.2 if commencement is prior to the date which would have been the Participant’s Normal Retirement Date), and died on the date after the Surviving Spouse’s Benefit Commencement Date. However, the amount of the monthly pre-retirement death benefit determined in accordance with the preceding sentence shall not be less than the benefit which would be payable with respect to the Participant’s Retirement Pension accrued to January 31, 1997 if “100%” were substituted for “66-2/3%” in the preceding sentence.

6.1.3	If a married Participant who is entitled to a vested termination Retirement Pension under Section 3.5 dies prior to his/her Benefit Commencement Date, then a monthly pre-retirement death benefit shall be payable to the Participant’s Surviving Spouse commencing, at the election of the Surviving Spouse, as of (a) the first day of any month coincident or following the date which would have been the Participant’s “Earliest Distribution Date” (as defined below) and prior to the date which would have been the Participant’s Normal Retirement Date, or (b) the date which would have been the Participant’s Normal Retirement Date. Such commencement date will be the Benefit Commencement Date for the benefit payable to the Surviving Spouse. The amount of such monthly pre-retirement death benefit shall be equal to the amount of the monthly benefit the Surviving Spouse would have received if the Participant had terminated Employment as of the date of his/her death (or such earlier actual date of Termination of Employment), survived until the Surviving Spouse’s Benefit Commencement Date, commenced payment of his/her Retirement Pension on the Surviving Spouse’s Benefit Commencement Date in the form of a Qualified Joint and Survivor Annuity (and reduced in accordance with Section 3.5 if commencement is prior to the date which would have been the Participant’s Normal Retirement Date), and died on the day after the Surviving Spouse’s Benefit Commencement Date. For purposes of this Section 6.1.3, “Earliest Distribution Date” shall mean the earliest date as of which the Participant could have commenced distribution of his/her vested termination Retirement Pension under Section 3.5.

6.1.4	Notwithstanding Section 6.1.1 through 6.1.3 above, if a Participant had elected a Contingent Annuity with his/her Surviving Spouse as Beneficiary in accordance with Section 5.2 but died prior to his/her Benefit Commencement Date, any benefit payable to the Surviving Spouse under his Article VI shall be based on such form of Contingent Annuity if it results in greater benefit payments to the Surviving Spouse.

6.1.5	Notwithstanding any provision in this Plan to the contrary, if the single sum Actuarial Equivalent of the pre-retirement death benefit payable to a Surviving Spouse under this Article VI does not exceed $5,000 at the date of the Participant’s death, such benefit shall be distributed in a lump-sum distribution as soon as practicable following the Participant’s death.

6.2	Required Commencement Date

Notwithstanding any Plan provision to the contrary, if a Participant dies before distribution of his/her benefits has commenced, the Participant’s entire interest will be distributed no later than five years after the Participant’s death, except to the extent that distributions are to be made in substantially equal installments over the life of the Participant’s Surviving Spouse, in which case such distributions shall begin no later than the last day of the calendar year in which the Participant would have attained age 70-1/2 (or the last day of the calendar year following the calendar year in which the Participant died, if later).

6.3	Pre-Effective Date Vested Terminations

The provisions of this Article VI shall apply to a Participant who terminated Employment prior to the Effective Date (including a Participant who terminated Employment prior to August 23, 1984) with a vested right to a benefit under the Plan and who dies on or after December 1, 1995 but prior to his or her Benefit Commencement Date.

ARTICLE VII

THE FUND

7.1	Establishment of Fund

7.1.1	The Company shall maintain or establish a Fund under one or more trust agreements or contracts with an insurance company or companies, or any combination thereof.

7.2	Appointment of Trustees

7.2.1	If there are any assets of the Plan which are not either insurance contracts or policies issued by an insurance company or other assets of the Plan held by an insurance company, the Administrative Committee shall appoint one or more persons as a Trustee who shall serve as a Trustee of all or a portion of the Fund pursuant to a Trust Agreement. If all of the assets of the Plan are invested pursuant to insurance contracts or policies issued by an insurance company, the Administrative Committee may decide not to appoint a Trustee.

7.2.2	The Company shall have full power and authority to act on behalf of each Subsidiary which is an Employer under this Plan in entering into any Trust Agreement and to appoint or to designate people who will instruct and otherwise deal with the Trustee in respect of any and all matters pertaining to the Plan and/or the Trust Agreement.

The Trustees, Administrative Committee, and any investment manager appointed pursuant to Section 8.5 shall have such powers as to investment, reinvestment, control and disbursement of the Fund as are provided in such Trust Agreement and shall be in accordance with the Plan. The properties held in the Fund shall be applied to the payment of Retirement Pensions and other benefits as provided in the Plan to such persons as are entitled thereto in accordance with the Plan and for the payment of expenses incurred in the administration of the Plan and the Fund not paid by an Employer. The Company or the Trustees shall be empowered to enter into a contract or contracts with any insurance company for the purpose of providing the benefits granted by the Plan, and may at any time substitute a new insurance company without such substitution being considered a discontinuance of the Plan.

7.3	Contribution by Employers

Each Employer shall make contributions to the Fund at such times and in such amounts as the Company may determine in accordance with the funding policy established by the Administrative Committee. Employer contributions are hereby conditioned on their current deductibility under Code § 404. No contributions shall be required or permitted by Participants. No person shall have any financial interest in, or right to, the Fund or any part thereof, except as expressly provided for in the Plan.

7.4	Return of Employer Contributions under Special Circumstances

Notwithstanding any provision of this Plan to the contrary:

(a)	Any contribution by the Employer to the Plan under a mistake of fact shall be returned to the Employer by the Trustee within one year after the payment of the contribution; and

(b)	Any contribution made by the Employer shall be returned to the Employer within one year after a current deduction for the contribution under Code § 404 is disallowed by the Internal Revenue Service, but only to the extent disallowed.

7.5	Forfeitures

The Retirement Pension of a Participant who has a Non-Vested Termination of Employment shall be forfeited. Forfeitures arising from a Participant’s Non-Vested Termination or death shall be applied to reduce the Employer’s actuarial liability under the Plan, and shall not be applied to increase the benefits of any Participant or Beneficiary hereunder.

7.6	Payment of Plan and Fund Expenses

All reasonable expenses of administering the Plan and Fund which are incurred in connection with, or which arise out of the operation and/or termination of the Plan and/or Fund (including, without limitation, legal, actuarial, accounting and general administrative expenses) shall be paid from the Fund, unless otherwise paid by the Employer. To the extent permitted by ERISA and the Code, the Employer shall be reimbursed for any such expenses which it may advance on behalf of the Plan.

ARTICLE VIII

PLAN ADMINISTRATION

8.1	The Administrative Committee

8.1.1	The Plan will be administered by the Administrative Committee consisting of at least three persons who shall be appointed by the Company and may be removed by the Company at its discretion. Unless the Company otherwise provides, any member of the Administrative Committee who is an Employee of the Company or a Subsidiary at the time of his/her designation will be considered to have resigned from the Committee when no longer an Employee. In the event that a vacancy or vacancies occur on the Administrative Committee, the remaining member or members shall act as the Administrative Committee until the Company fills such vacancy or vacancies. The members of the Administrative Committee shall receive no compensation for their services rendered to or as members of the Administrative Committee.

8.1.2	The Administrative Committee may act at a meeting or by telephone without a meeting, at which a majority of its members are present at the meeting or participate in the telephone call, by the vote of a majority of its members. The Administrative Committee may also act by written action, without a meeting, signed by a majority of its members. Where action is taken by the members of the Administrative Committee by telephone without a meeting, such action shall be confirmed in writing as soon as practicable thereafter.

8.1.3	The Administrative Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Administrative Committee shall deliver to such interested person a written revocation of such authorization.

8.1.4	A member of the Administrative Committee who is also a Participant shall not vote or act upon any matter relating solely to himself or herself.

8.1.5	The members of the Administrative Committee may elect one of their number as Chairperson and one as Vice-Chairperson and may elect a Secretary who may, but need not be, a member of the Administrative Committee. They may appoint from their number such subcommittees, and may appoint such advisory committees (which may include individuals not members of the Administrative Committee), as they shall determine, and may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf.

8.2	Powers and Duties of the Administrative Committee

8.2.1	The Administrative Committee shall have the sole power and discretion to interpret and construe the provisions of the Plan, to resolve any omissions, ambiguities or inconsistencies, and to determine all questions, including questions of fact that may arise hereunder (including, but not limited to, questions regarding eligibility to participate in the Plan and entitlement to benefits under the Plan), and to determine the amount, manner and timing of benefits under the Plan. Any such interpretation, construction or determination shall be conclusively binding upon all persons interested in the Plan.

The Administrative Committee shall have full discretion to carry out its duties hereunder and shall be the sole judge of the standard of proof required in any case (including, but not limited to, questions as to the death or Disability of a Participant) and the application and interpretation of the terms of this Plan.

8.2.2	The Administrative Committee shall have the power to promulgate such rules and procedures, to maintain or cause to be maintained such records and to issue such forms as it shall deem necessary and proper for the administration of the Plan.

8.2.3	Subject to the terms of the Plan, the Administrative Committee shall determine the time and manner in which all elections authorized by the Plan shall be made or revoked.

8.2.4	The Administrative Committee shall determine the Compensation, Hours of Service, Hours of Credited Service, Primary Social Security Benefit, Vesting Service and Credited Service of any individual for all purposes of the Plan and for such purpose, in its discretion, to adopt such rules, presumptions and procedures permitted by applicable law as it shall deem appropriate or desirable.

8.2.5	The Administrative Committee shall direct the Trustees with respect to all payments and distributions to be made from the Fund in accordance with the Plan. In the event that the Fund shall be invested in whole or in part in one or more insurance contracts, or distribution under this Plan is to be made through the purchase of an annuity contract from an insurance company, the Administrative Committee shall be authorized to give such instructions to any such insurance company as may be necessary or appropriate in order to provide for the payment of benefits in accordance with the Plan.

8.2.6	The Administrative Committee shall establish a claims procedure in accordance with applicable law and shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a full and fair review of the decision denying such claim. The decision of the Administrative Committee on the appeal of any benefit claim shall be final and binding on all persons.

8.2.7	The Administrative Committee may direct that such amounts be withheld from any payment due under this Plan as required to conform with applicable income tax law.

8.2.8	The Administrative Committee shall have all powers necessary or appropriate to determine whether a court order is a “qualified domestic relations order,” within the meaning of the Code § 414(p), including, but not limited to, the power to establish operational procedures, and to administer distributions pursuant to any domestic relations order which the Administrative Committee determines to be a qualified domestic relations order within the meaning of Code §414(p).

8.2.9	The Administrative Committee shall have all the rights, power, duties and obligations granted or imposed upon it elsewhere in the Plan or Trust Agreement.

8.2.10	It is specifically intended that the Administrative Committee shall have the discretionary authority to determine whether or not any person is entitled to benefits under the Plan and the amount, manner and timing of any such benefits. The Administrative Committee’s decisions or actions in good faith shall be conclusive and binding upon all Participants, Employees and their Beneficiaries and any other persons claiming through or under them.

8.3	Indemnification

The Company shall indemnify and save harmless each member of the Administrative Committee, and each employee, director or officer of any Employer who is a “fiduciary” under the Plan within the meaning of ERISA, or who serves in any other capacity under the Plan, from and against any and all loss, liability, claim, damage, cost and expense (including, but not limited to, all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim), and liability arising from any act or failure to act arising out of or connected with his/her service in such fiduciary or other capacity to the fullest extent permitted under the Certificate of Incorporation and By-Laws of the Company.

8.4	Delegation of Responsibility

8.4.1	The Administrative Committee may allocate fiduciary responsibilities among its members and may designate persons, including persons other than “named fiduciaries” (as defined in ERISA § 402(a)(2)), to carry out the specified responsibilities of the Administrative Committee and shall not be liable for any act or omission of a person so designated.

8.4.2	The Administrative Committee may employ such counsel (including legal counsel, who may be counsel for the Company or any Subsidiary), accountants, investment advisors, actuaries, consultants, physicians, agents and such clerical, medical and other services as it may require in carrying out the provisions of the Plan, and shall charge the fees, charges and costs resulting from such employment to the Fund unless paid by the Company. Unless otherwise prohibited by law, persons employed by the Administrative Committee as counsel, agents or otherwise, may include members of the Administrative Committee, or the Board, or the board of directors of a Subsidiary, or firms with which members of the Administrative Committee, the Board or the board of directors of a Subsidiary are associated as partners, employees or otherwise. Persons serving on the Administrative Committee or on any subcommittee or advisory committee shall be fully protected in acting or refraining to act in accordance with the advice of legal or other counsel.

8.5	The Investment Manager

8.5.1	The Administrative Committee may, by an instrument in writing, appoint one or more persons as an Investment Manager. Each person so appointed shall be (a) an investment adviser registered under the Investment Advisers Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of the Plan under the laws of more than one state.

8.5.2	Each Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Plan. The Administrative Committee shall enter into an agreement which each Investment Manger specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be retained. The Administrative Committee shall not be liable for any act or omission of any Investment Manger and shall not be liable for following the advice of any Investment Manager, with respect to any duties delegated to any Investment Manager.

8.6	Reliance on Information

The members of the Administrative Committee and the Company and any Subsidiary and their respective advisors, directors and employees shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, trustee, insurance company, counsel, consultant or other expert who shall be engaged by the Administrative Committee or by any Employer, and the members of the Administrative Committee and the Company and any Subsidiary and their respective officers, directors and employees shall be fully protected in respect of any action so taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

8.7	Named Fiduciaries

The members of the Administrative Committee shall be the named fiduciaries of the Plan, as that term is defined in ERISA § 402(a)(2), with authority to control and manage the operation and administration of the Plan and the Plan assets except with respect to those matters which under the Trust Agreement are the responsibility, or subject to the authority of, the Trustee. The Administrative Committee shall also be the “administrator” and “plan administrator” with respect to the Plan, as those terms are defined in ERISA § 3(16)(A) and in Code § 414(g), respectively.

8.8	Funding Policy

The Administrative Committee shall establish and carry out, or cause to be provided by those persons (including without limitation, any Investment Manager or Trustee) to whom responsibility or authority therefore has been allocated or delegated in accordance with this Plan or the Trust Agreement, a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. For such purposes, the Administrative Committee shall, at a meeting duly called for the purpose, establish a funding policy and method that satisfies the requirements of said Act and shall meet annually at a stated time of the year to review such funding policy and method. All actions taken with respect to such funding policy and method and the reasons therefore shall be recorded in the minutes of such meeting.

8.9	Records

The Administrative Committee shall maintain, or cause to be maintained, records, reflecting the administration of the Plan, which records shall be subject to audit by the Company.

8.10	Genuineness of Documents

The Administrative Committee, and any Employer and its officers, directors and employees, shall be entitled to rely upon any notice, request, consent, letter, or other document believed by them to be genuine, and to have been signed or sent by the proper person, and shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon.

8.11	Proper Proof

In any case in which an Employer or the Administrative Committee shall be required under the Plan to take action upon the occurrence of any event, they shall be under no obligation to take such action unless and until proper and satisfactory evidence of such occurrence shall have been received by them.

8.12	Disputes

In the event that any dispute shall arise as to any act to be performed by the Administrative Committee, the Administrative Committee may postpone the performing of such act until final adjudication of such dispute shall have been made in a court of competent jurisdiction or until the members of the Administrative Committee shall be indemnified against loss to their satisfaction.

ARTICLE IX

AMENDMENT, TERMINATION OR MERGER

9.1	Plan Amendment

The Company shall have the right at any time to amend the Plan, by an instrument in writing, effective retroactively or otherwise. No such amendment shall have any of the effects specified in Section 9.2.

9.2	Limitations on Plan Amendment

No Plan amendment shall:

(a)	authorize any part of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(b)	decrease the accrued benefits of any Participant or his/her Beneficiary under the Plan (except to the extent permitted under Code § 412(c)(8));

(c)	reduce the vested interest of any Participant in his/her Retirement Pension;

(d)	eliminate an optional form of benefit, except to the extent permitted by Code § 411(d)(6); or

(e)	change the vesting schedule in a manner which is not at least as favorable as the prior vesting schedule, either directly or indirectly, unless each Participant having not less than three years of Vesting Service is permitted to elect, within a reasonable period specified by the Administrative Committee after the adoption of such amendment, to have his/her vested interest determined without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end as the later of:

(i)	60 days after the amendment is adopted;

(ii)	60 days after the amendment becomes effective; or

(iii)	60 days after the Participant is issued written notice by the Administrative Committee.

9.3	Right of the Company to Terminate Plan

The Company intends and expects that from year to year it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. The Company reserves the right however, to terminate the Plan at any time in whole or in part by an instrument in writing; provided, however, that it shall be impossible at any time prior to the satisfaction of all benefit liabilities for any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of providing Plan benefits or for the payment of the expenses of the administration of the Plan and Fund. In any such action to terminate the Plan, the Board of Directors shall specify the termination date, which date shall be such as to permit the Company to give at least 60 days advance notice of intent to terminate the Plan to affected parties pursuant to ERISA § 4041(a)(2). In any such action to terminate the Plan, the Company shall terminate the Plan as a “standard termination” pursuant to ERISA § 4041(b) or a “distress termination” pursuant to ERISA § 4041(c).

9.4	Complete Termination

In the event of a complete termination of the Plan pursuant to Section 9.3, or in the event the Plan is terminated by operation of law, the Fund shall be allocated as of the Plan termination date to provide nonforfeitable benefits to each affected Employee based on such affected Employee’s rights to benefits accrued to such date, to the extent such accrued benefits have been funded, among such affected Employees and the persons who have or may become entitled to benefits under the Plan on account of such affected Employees in accordance with the priorities specified in ERISA § 4044; provided, however, that the benefit payable upon Plan termination to any Participant who is a highly compensated employee or former employee, within the meaning of Code § 414(q), of the Company or any ERISA Affiliate shall be limited to a benefit which is nondiscriminatory under Code § 401(a)(4). In a standard termination such allocated amounts shall continue to be held under the Trust Agreement (or used to purchase annuities from an insurance company) pending the expiration of 60 days after the Company notifies the Pension Benefit Guaranty Corporation pursuant to ERISA §4041(b)(2) of the termination of the Plan. After the expiration of such 60 day period, and if the Pension Benefit Guaranty Corporation does not issue a notice of noncompliance, and in accordance with Article V, the amount allocated to each Participant or person shall either be paid to such Participant or person in a lump sum or, if annuities had not previously been purchased, applied to purchase an annuity of actuarial equivalent value for such Participant or person, or for the Participant and such person. Benefits of missing participants shall be transferred to the Pension Benefit Guaranty Corporation or distributed through the purchase of annuity contracts in accordance with ERISA §4050. If any part of the Fund remains after such payments, transfers and annuity purchases, the amount remaining shall be paid to the Employer.

In a distress termination, the Company shall implement the termination of the Plan pursuant to ERISA § 4041(c)(3) if the Pension Benefit Guaranty Corporation determines that the requirements for distress termination have been met.

9.5	Partial Termination of the Plan

Upon a partial termination of the Plan with respect to a group of Participants, the rights of all affected Employees to benefits accrued to the date of such partial termination, to the extent then funded, shall be nonforfeitable.

9.6	Merger or Transfer of Assets

9.6.1	Subject to Section 9.6.2, the Company may direct that the Plan be merged or consolidated with, or transfer all or a portion of its liabilities to, another plan or receive assets and liabilities from another plan.

9.6.2	The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1	Exclusive Benefit of Participants

Except as provided by Sections 7.4 and 9.4, all Employer contributions when made to the Fund and all property of the Fund, including income from investments and all other sources, shall be retained for the exclusive benefit of Participants and Beneficiaries and shall be used to pay benefits provided hereunder and expenses of administration of the Plan and the Fund to the extent not paid by the Employers.

10.2	Plan Not a Contract of Employment

The Plan is not a contract of employment, and the terms of employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

10.3	Source of Benefits

Benefits under the Plan shall be paid or provided for solely from the Fund, and neither the Company, an Employer, the Administrative Committee, Trustee, Investment Manager or insurance company shall assume any liability therefor.

10.4	Qualified Domestic Relations Orders

Notwithstanding any provision of this Plan to the contrary, a Participant’s benefits under this Plan shall be subject to allocation or distribution in accordance with the terms of a court order which is determined by the Administrative Committee to be a “qualified domestic relations order” within the meaning of Code §414(p) (a “QDRO”).

10.5	Benefits Not Assignable

Except as may be required by a QDRO (as defined in Section 10.4), within the meaning of Code § 414(p), or as otherwise required by law, no benefit or payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit or payment, or subject to attachment, garnishment, levy, execution or other legal or equitable process.

10.6	Separation of Invalid Provisions

If any provision of this Plan is held invalid, the remainder of the Plan shall not be affected thereby.

10.7	Benefits Payable to Minors, Incompetents and Others

In the event any benefit under the Plan is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the sole discretion of the Administrative Committee, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his/her property, or otherwise is in such position or condition that the Administrative Committee believes that he/she could not utilize the benefit for his/her support or welfare, the Administrative Committee shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care and control of such person. The Administrative Committee shall be under no duty to see to the application of any such payment, and any such payment shall be a complete discharge of any liability for such payment under the Plan. In lieu of any such payment, the Administrative Committee may institute such procedures as are available to it under Section 10.8 in the event of doubt as to the right of any person to any payment under the Plan.

10.8	Doubt as to Right to Payment

If at any time any doubt exists as to the right of any person to any payment hereunder or as to the amount or time of such payment, the Administrative Committee, in its discretion, may direct the Trustee (or any insurance company) to hold such sum as a segregated amount in trust until such right or amount or time is determined or to pay such sum into court in accordance with appropriate rules of law, or to make payment only upon receipt of a bond or similar indemnification satisfactory to the Administrative Committee.

10.9	Direct Rollover

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 10.9, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of a distribution under the Plan which is an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Definitions

(a)	Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(i)	any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(ii)	any distribution to the extent such distribution is required under Code § 401(a)(9); or

(iii)	the portion of any distribution that is not includable in gross income.

(b)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), or a qualified trust described in Code § 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. Notwithstanding anything herein to the contrary, only one eligible retirement plan may be designated with respect to any eligible rollover distribution.

(c)	Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p), are distributees with regard to the interest of the spouse or former spouse.

(d)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee. Notwithstanding anything herein to the contrary, only one direct rollover may be made with respect to any eligible rollover distribution.

10.10	Participation in the Plan by a Subsidiary

10.10.1	With the consent of the Company and by duly authorized action, a Subsidiary may adopt the Plan; provided, however, that effective January 1, 2001, only a Subsidiary which is an ERISA Affiliate may adopt the Plan. Such Subsidiary, by duly authorized action, also may determine the classes of its Employees who shall be Eligible Employees. If no such action is taken, the Eligible Employees and the amount of Retirement Pension shall be determined in accordance with the Plan provisions applicable to an Employer.

10.10.2	With the consent of the Company and by duly authorized action, any Employer may terminate its participation in the Plan or withdraw from the Plan and the Trust.

10.10.3	An Employer other than the Company shall have no power with respect to the Plan or Fund except as specifically provided by this Section 10.10.

10.11	Estoppel of Participants and Beneficiaries

An Employer and the Administrative Committee may rely upon any certificate, statement or other representation made to them by any Employee, Participant or Beneficiary with respect to age, length of service, marital status, leave of absence, date of cessation of employment, or other fact required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any moneys or the doing of any act in reliance upon any such certificate, statement or other representation. Any such certificate, statement or other representation made by an Employee or Participant shall be conclusively binding upon such Employee or Participant and his/her Beneficiary, and such Employee, Participant or Beneficiary shall thereafter be estopped from disputing the truth and correctness of such certificate, statement or other representation. Any such certificate, statement or other representation made by a Participant’s Beneficiary shall be conclusively binding upon such Beneficiary, and such Beneficiary shall thereafter be estopped from disputing the truth and correctness of such certificate, statement or other representation.

10.12	Inability to Locate Distributee

Notwithstanding any other provision of the Plan, in the event that payment of any benefit under this Plan to a Participant or any other person (“distributee”) cannot be made within three years after the date such benefit becomes payable (or within such shorter period after which such benefit would otherwise escheat under applicable law), because of the Administrative Committee’s inability to ascertain the whereabouts of such distributee by mailing to the last known address of such distributee on the records of the Employer or the Administrative Committee, and such distributee has not made written claim therefor before the expiration of such period, then the Administrative Committee shall direct that the distributee’s benefit be forfeited and applied to reduce the Employee’s actual liability under the Plan. The amount of any benefit under the Plan which is so forfeited shall be restored if such distributee subsequently makes a valid claim for such benefit. This Section 10.12 shall apply irrespective of whether the Participant terminated employment before, on or after January 1, 2001.

10.13	Action by Company or Employer

Any action required or permitted to be taken by the Company or any other Employer under the Plan shall be taken by written action of its board of directors or any other person or persons duly empowered to act on behalf of the Company or Employer, as appropriate, or such other person or persons to whom the authority to take such action has been delegated.

10.14	Provision of Information

For purposes of the Plan, each Employee shall execute such forms as may be reasonably required by the Administrative Committee and the Employee shall make available to the Administrative Committee and the Trustee any information they may reasonably request in this regard.

10.15	Controlling Law

The Plan is intended to qualify under Code § 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. To the extent not preempted by ERISA, the laws of the State of Delaware shall control the interpretation and performance of the terms of the Plan.

10.16	Conditional Restatement

Anything in the foregoing to the contrary notwithstanding, the Plan has been restated on the express condition that it will be considered by the Internal Revenue Service as qualifying under the provisions of Code § 401(a) and the Trust qualifying for exemption from taxation under Code § 501(a). If the Internal Revenue Service determines that the Plan or Trust does not so qualify, the Plan shall be amended or terminated as decided by the Company.

10.17	Singular and Plural and Article and Section References

As used in the Plan, the singular includes the plural, and the plural includes the singular, unless qualified by the context. Titles of Articles and Sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan. Any reference in this Plan to an Article or Section is to the Article or Section so specified of the Plan.

10.18	Non-Duplication of Benefits

If a Participant (or Beneficiary) has received, is entitled to receive, or upon application would be entitled to receive, any pension or retirement benefits or lump sum payment in lieu thereof, from any other qualified defined benefit plan to which an Employer has made contributions (other than Social Security) and which does not adjust for benefits payable from this Plan, then the benefit otherwise payable to the Participant (or Beneficiary) under this Plan shall be reduced by the Actuarial Equivalent of the benefit payable to such Participant (or Beneficiary) under such other plan to the extent based on service of the Participant that is recognized as Credited Service under this Plan and derived from Employer contributions (as determined under Code § 411(c)).

10.19	Military Service

Effective December 12, 1994 and notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

ARTICLE XI

LIMITATIONS ON BENEFITS

11.1	Code § 415 Limits

11.1.1	The annual benefit of any Participant shall not exceed the maximum amount permitted by Code § 415(b), the lesser of —

(a)	The dollar limit under Code §415(b)(1)(A), as adjusted annually under Code § 415(d), or

(b)	100% of the Participant’s Highest Average Compensation.

The limitations of Code § 415, as adjusted from time to time and including any applicable legislative transitional rules (including, but not limited to, Section 1106(i) of the Tax Reform Act of 1986) are hereby incorporated by reference. In applying the limits of Code § 415, the adjustments to the dollar limit of Code § 415(b)(1)(A) made pursuant to Code § 415(d) shall apply to the annual benefit of a Participant who has terminated Employment.

11.1.2	If a Participant’s total annual benefits under this Plan and any other defined benefit plan or plans maintained by the Company or any ERISA Affiliate would exceed the amount permitted under Code § 415(b), then the Participant’s rate of accruals under this Plan shall be frozen or reduced to the extent necessary to comply with the limit of Code § 415(b).

11.1.3	Prior to January 1, 2000, the benefit payable under this Plan to a Participant who is, or was at any time, also covered by a defined contribution plan or plans maintained by the Company or any ERISA Affiliate, shall be limited to the extent required to comply with the limitations of Code §415(e). Effective January 1, 2000, the limitations of Code §415(e) shall cease to apply to the benefit of any Participant (including a Participant who retired or otherwise terminated employment before January 1, 2000 and has an accrued benefit under the Plan immediately prior to January 1, 2000) which is payable under the Plan on or after January 1, 2000. In the case of a Participant whose benefits under the Plan commenced before January 1, 2000, the benefit payable for any Limitation Year beginning on or after January 1, 2000 shall not exceed the benefit which could have been permitted for such year under Code §415(b) had Code §415(e) not limited the Participant’s benefit at the time of commencement.

11.1.4	In applying the limitations of Code § 415, each of the following terms shall have the meaning set forth in this Section 11.1.4:

(a)	ERISA Affiliate shall have the meaning set forth in Article I, except that Code §§ 414(b) and 414(c) shall be modified as provided in Code § 415(h).

(b)	Limitation Compensation shall mean all remuneration as defined in Treasury Regulations § 1.415-2(d)(2) and (3) actually paid or made available to a Participant by the Employer or an ERISA Affiliate during a Limitation Year and, effective for Limitation Years beginning on or after January 1, 1998, any amounts contributed to or under a plan or arrangement maintained by the Employer or an ERISA Affiliate under Code §125, 132(f) or 401(k) pursuant to a salary reduction election made by the Participant.

(c)	Highest Average Compensation shall mean a Participant’s average Limitation Compensation for the 3 consecutive calendar years of Employment (or, if the Participant has less than 3 such years, the actual number thereof) which produces the highest average.

(d)	Limitation Year shall mean the Plan Year.

11.2	Code § 401(a)(4) Top 25 Limits

11.2.1	Notwithstanding any provision in this Plan to the contrary, the annual payments to a Participant who is among the 25 “highly compensated employees” or “highly compensated former employees”, within the meaning of Code § 414(q), of the Company and its ERISA Affiliates with the greatest Compensation for the Plan Year shall not exceed an amount equal to the payments that would be made to such Participant in the year under (a) a single life annuity that is the Actuarial Equivalent of the Participant’s accrued benefit and other benefits to which the Participant is entitled under the Plan (other than any Social Security supplement) and (b) any Social Security supplement to which the Participant is entitled under the Plan, unless:

(a)	after the payment of such Participant’s benefit under the Plan, the value of Fund assets equals or exceeds 110% of the value of the Plan’s “current liabilities” (as defined in Code § 412(1)(7)),

(b)	the value of such Participant’s benefit under the Plan is less than 1% of the value of the Plan’s current liabilities, or

(c)	the single sum Actuarial Equivalent of the Participant’s Retirement Pension is $5,000 or less.

11.2.2	The limitations of this Section 11.2 shall automatically become inoperative and of no effect in the event of a determination by statute, court decision (acquiesced in by the Internal Revenue Service) or ruling by the Internal Revenue Service that they are no longer required to qualify this Plan under the Code.

ARTICLE XII

TOP HEAVY PROVISIONS

The provisions of this Article XII shall be effective for any Plan Year in which the Plan is Top Heavy and shall supersede any conflicting provisions of the Plan.

12.1	Definitions. Wherever used in this Article XII, unless the context otherwise indicates, the following terms shall have the respective meanings set forth below:

(a)	Determination Date means the last day of the preceding Plan Year.

(b)	Determination Period means the 5-year period ending on the Determination Date.

(c)	Key Employee means any Employee or former Employee (and any Beneficiary of such Employee) who at any time during the Determination Period was:

(1)	an officer of the Employer or an ERISA Affiliate having annual compensation greater than 50% of the dollar limitation under Code § 415(b)(1)(A) (provided that no more than 50 Employees or, if less, the greater of 3 Employees or 10% of all Employees shall be treated as officers for this purpose);

(2)	one of the 10 Employees owning (or considered under § 318 as owning) the largest interests in the Employer or an ERISA Affiliate (which is at least .5%) and having annual compensation in excess of the dollar limitation under Code § 415(c)(1)(A);

(3)	a 5% owner of the Employer or an ERISA Affiliate; or

(4)	a 1% owner of the Employer or an ERISA Affiliate who has annual compensation of more than $150,000.

The determination of who is a Key Employee will be made in accordance with Code § 416(i)(1).

(d)	Limitation Compensation shall mean Limitation Compensation as defined in Section 11.1.5(b), subject to Code § 401(a)(17).

(e)	Non-Key Employee means any Employee who is not a Key Employee.

(f)	Permissive Aggregation Group means the Required Aggregation Group and one or more other qualified plans of the Employer or an ERISA Affiliate which when considered together with the Required Aggregation Group would continue to satisfy the requirements of Code §§ 401(a)(4) and 410.

(g)	Relevant Aggregation Group means (1) this Plan, if this Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group or (2) any Required Aggregation Group designated by the Administrative Committee, or any Permissive Aggregation Group designated by the Administrative Committee which includes this Plan.

(h)	Required Aggregation Group means (1) each qualified plan of the Employer or an ERISA Affiliate in which a Key Employee participates at any time during the Determination Period (including a terminated plan), and (2) each other qualified plan of the Employer or an ERISA Affiliate which enables a plan described in (1) to meet the requirements of Code § 401(a)(4) or 410.

(i)	Top Heavy means that, as of a Determination Date for a Plan Year, the Top Heavy Ratio for the Relevant Aggregation Group exceeds 60%.

(j)	Top Heavy Ratio means the ratio, determined as of a Determination Date, of (1) the sum of the present value of accrued benefits and, if applicable, account balances of Key Employees (both determined as of the Valuation Date) under all plans in the Relevant Aggregation Group, to (2) the sum of the present value of accrued benefits and, if applicable, account balances of all Employees (both determined as of the Valuation Date) under all plans in the Relevant Aggregation Group. The account balances and accrued benefits of Non-Key Employees who were Key Employees and former Employees who have not performed services for the Employer or any ERISA Affiliate during the Determination Period shall not be taken into account. The calculation of the Top Heavy Ratio, including the extent to which distributions and rollovers are taken into account shall be made in accordance with Code § 416(g).

(k)	Valuation Date means (1) for purposes of valuing account balances, the most recent Valuation Date occurring during the Plan Year including the Determination Date and (2) for purposes of determining the present value of accrued benefits, the valuation date for computing Plan costs for minimum funding requirements, whether or not a valuation is performed for such year.

12.2	Minimum Benefit

(a)	Subject to Subsection (c) below, for any Plan Year in which the Plan is Top Heavy, each Participant who is a Non-Key Employee and is credited with at least 1,000 Hours of Service during such Plan Year shall accrue a minimum employer-derived annual benefit (expressed as a Single Life Annuity, with no ancillary benefits, commencing at Normal Retirement Age) equal to the product of (1) 2% times the Participant’s Years of Vesting Service credited for any Plan Year after 1983 in which the Plan was Top Heavy or, if less, 20%, multiplied by (2) the Participant’s average annual Limitation Compensation for the period of consecutive Years of Vesting Service (not exceeding 5) when the Participant had the highest aggregate Limitation Compensation.

(b)	The minimum benefit shall be accrued even if under other Plan provisions the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year, because the Participant (1) was not employed on a specified date, (2) failed to make mandatory employee contributions, or (3) had compensation less than a stated amount.

(c)	The minimum accrual required under Section 12.2(a) above (1) shall be reduced by a Participant’s total employer-derived accrued benefits under this Plan and any other defined benefit plan of the Employer or an ERISA Affiliate, whether or not attributable to Top Heavy Plan Years, and (2) shall not apply if the Participant receives a top heavy minimum allocation for such year under a defined contribution plan maintained by the Employer or an ERISA Affiliate.

(d)	The suspension of benefits provisions of Section 3.8 shall not apply to the minimum benefits hereunder.

12.3	Vesting

(a)	If the Plan becomes Top Heavy for any Plan Year, each Participant who is credited with an Hour of Service after the Plan becomes Top Heavy shall have a vested interest in his Retirement Pension determined according to the following table:

Completed Years of Vesting Service	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	100%

(b)	Subject to Code § 411(a)(10), if the Plan ceases to be Top Heavy, the Company may change the vesting schedule to one that is permitted by Code § 411(a).

12.4	Limitations

(a)	The provisions of Sections 12.2 and 12.3 shall not apply with respect to any employee included in a unit of employees covered by a collective bargaining agreement unless the application of such Sections has been agreed upon with such unit’s collective bargaining representative.

(b)	In the event of a determination by statute, court decision (acquiesced in by the Internal Revenue Service) or ruling by the Internal Revenue Service that all or any portion of this Article XII is not necessary to qualify this Plan under the Code, then this Article XII, to the extent so determined, shall automatically become inoperative and of no effect.

(c)	Nothing in this Article XII shall be construed as limiting the Company’s right to terminate the Plan.

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this Plan, as amended and restated effective as of January 1, 2001, to be signed this 23 day of October, 2001.

PATHMARK STORES, INC.
/s/ Robert Joyce
Robert Joyce

ATTEST:

/s/ Marc Strassler
Marc Strassler
Secretary

APPENDIX A

ACTUARIAL EQUIVALENT

A.	Adjustments for annuity equivalents under Section 3.8.9 and for certain participants working past Normal Retirement Age under Section 3.8.2 or age 70½ under Section 5.6.2(c):

1.	Mortality Table (a) For Participants whose reemployment date is prior to January 1, 1993, the 1971 Basic Group Annuity Mortality table, and (b) for Participants whose reemployment date is on or after January 1, 1993, the 1983 Basic Group Annuity Mortality table projected to 1988 using scale H.

2.	Interest Rate 7.5% per annum.

3.	In developing factors under this Section A, an average of the male and female values determined in accordance with the assumptions set forth in (1) and (2) shall be used.

4.	Any actuarial adjustment under Section 5.6.2(c) shall be the same as, and not in addition to, any actuarial adjustment which may apply to a Participant under Section 3.8.2.

B.	Qualified Joint and Survivor Annuity under Section 5.1:

1.	If the Participant is less than 5 years older (or younger) than his/her Spouse, the monthly benefit payable to the Participant shall be 95% of the Participant’s monthly Retirement Pension.

2.	If the Participant is more than 5 years older than his/her Spouse, the monthly benefit payable to the Participant shall be an amount equal to 95% of the Participant’s monthly Retirement Pension reduced by 1/2 of 1% for each full year by which the Participant is more than 5 years older than his/her Spouse, but not below 87.5% of the Participant’s monthly Retirement Pension.

3.	If the Participant’s Spouse is more than 15 years older than the Participant, the monthly benefit payable to the Participant shall be an amount equal to 95% of the Participant’s monthly Retirement Pension increased by 1/2 of 1% for each full year by which the Participant’s Spouse is more than 15 years older than the Participant, but not above 97.5% of the Participant’s monthly Retirement Pension.

C.	Adjustment for Contingent Annuity option under Section 5.3(b):

1.	100% Contingent Annuity:

(a)	If the Participant is less than 5 years older (or younger) than his/her Beneficiary, the monthly benefit payable to the Participant shall be 82% of the Participant’s monthly Retirement Pension.

(b)	If the Participant is more than 5 years older (younger) than his/her Beneficiary, the monthly benefit payable to the Participant shall be the amount determined under (a) above reduced (increased) by 1% of the Participant’s monthly Retirement Pension for each full year by which the Participant is more than 5 years older (younger) than his/her Beneficiary, but not below 67% (nor above 97%) of the Participant’s monthly Retirement Pension.

2.	66 2/3% Contingent Annuity:

(a)	If the Participant is less than 5 years older (or younger) than his/her Beneficiary, the monthly benefit payable to the Participant shall be 87% of the Participant’s monthly Retirement Pension.

(b)	If the Participant is more than 5 years older (younger) than his/her Beneficiary, the monthly benefit payable to the Participant shall be the amount determined under (a) above reduced’ (increased) by 2/3% of the Participant’s monthly Retirement Pension for each full year by which the Participant is more than 5 years older (younger) than his/her Beneficiary, but not below 77% (nor above 97%) of the Participant’s monthly Retirement Pension.

3.	50% Contingent Annuity with non Spouse Beneficiary:

(a)	If the Participant is less than 5 years older (or younger) than his/her non Spouse Beneficiary, the monthly benefit payable to the Participant shall be 90% of the Participant’s monthly Retirement Pension.

(b)	If the Participant is more than 5 years older (younger) than his/her Beneficiary, the monthly benefit payable to the Participant shall be the amount determined under (a) above reduced (increased) by 1/2% of the Participant’s monthly Retirement Pension for each full year by which the Participant is more than 5 years older (younger) than his/her non spouse Beneficiary, but not below 82.5% (nor above 97.5%) of the Participant’s monthly Retirement Pension.

If the Spouse is the designated Beneficiary under a 50% Contingent Annuity, Actuarial Equivalence shall be determined in accordance with B above.

D.	Adjustment for Annuity with Period Certain under Section 5.3(c), Social Security Leveling Benefit Under Section 5.3(d):

1.	Mortality Table (a) For Participants whose Benefit Commencement Dates are prior to January 1, 1993, the 1971 Basic Group Annuity Mortality table, and (b) for Participants whose Benefit Commencement Dates are on or after January 1, 1993, the 1983 Basic Group Annuity Mortality table projected to 1988 using scale H.

2.	Interest Rate – 7.5% per annum.

3.	In developing factors under this Section D an average of the male and female values determined in accordance with the assumptions set forth in (1) and (2) shall be used.

4.	However, for Participants whose Benefit Commencement Dates are on or after January 1, 1993, their adjusted pension shall not be less than that determined based on their Retirement Pension accrued to December 31, 1992 and using the 1971 Group Annuity Mortality table.

E.	Adjustment for Lump Sum Distributions under Section 5.3(c), 5.4 or 6.1.5:

1.	Mortality Table – the “applicable mortality table” prescribed by the Secretary of the Treasury based on the prevailing commissioners’ standard table (described in Code § 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code § 807(d)(5)).

2.	Interest Rate — the annual interest rate on 30-year Treasury securities as specified by the Secretary of the Treasury (“30-year Treasury rate”) for September of the Plan Year preceding the Plan Year in which occurs the Participant’s Benefit Commencement Date;

provided, however, that for Participants whose Benefit Commencement Dates are on or after January 1, 1997 but prior to January 1, 1998, the interest rate shall be the 30-year Treasury rate for December 1996 if this results in a greater benefit; and provided further that for Participants who terminated Employment prior to January 1, 1997 (and have not been reemployed on or after such date), the mortality table shall be the 1983 Basic Group Annuity Mortality Table projected to 1988 using scale H and the interest rate shall be the lesser of 7.5% (per annum) or the interest rate(s) which would be used (as of the first day of the Plan Year in which the Participant’s benefit is paid) by the Pension Benefit Guaranty Corporation for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan, if this results in a greater benefit.

3.	In determining such single sum Actuarial Equivalent present value, commencement of the benefit shall be assumed to occur

(a)	If payable to the Participant under Section 3.1, 3.2, 3.3, 3.4(b) or 3.6, as the case may be, immediately (unless, in the case of a Participant under age 65, commencement at age 65 would produce a greater single sum Actuarial Equivalent present value of the benefit)

(b)	If payable to the Participant under Section 3.5, on the Participant’s Normal Retirement Date

(c)	If payable to the Surviving Spouse under Section 6.1.5 and the Surviving Spouse’s benefit was determined under Section 6.1.1 or 6.1.2, as the case may be, immediately (unless, in the case of a Spouse’s Benefit Commencement Date prior to the Participant’s Normal Retirement Date, assumed commencement at the Participant’s Normal Retirement Date would produce a greater single sum Actuarial Equivalent present value of the benefit)

(d)	If payable to the Surviving Spouse under 6.1.5 and the Surviving Spouse’s benefit was determined under Section 6.1.3, on the date which would have been the Participant’s Normal Retirement Date

(e)	Otherwise, on the Participant’s Normal Retirement Date.

4.	In developing factors under this Section E, except as provided for in (1), a unisex basis shall be developed by using an average of the male and female values determined in accordance with the assumptions set forth.

5.	However, for Participants whose Benefit Commencement Dates are on or after January 1, 1997, their lump sum distribution shall not be less than that determined based on their Retirement Pension accrued to December 31, 1996, using an interest rate of 7.5% per annum and the 1983 Basic Group Annuity Mortality table projected to 1988 using scale H.

F.	Adjustment for Top Heavy Test under Article XII:

1.	Mortality Table — (a) For Participants whose Benefit Commencement Dates are prior to January 1, 1993, the 1971 Basic Group Annuity Mortality table, and (b) for Participants whose Benefit Commencement Dates are on or after January 1, 1993, the 1983 Basic Group Annuity Mortality table projected to 1988 using scale H.

2.	Interest Rate 5.0% per annum.

3.	In developing factors under this Section F an average of the male and female values determined in accordance with the assumptions set forth in (1) and (2) shall be used (except with respect to the top heavy test, in which case sex distinct factors shall be employed).

4.	However, for Participants whose Benefit Commencement Dates are on or after January 1, 1993, their adjusted limitations shall not be less than those determined based on the dollar limits in effect on December 31, 1992 and using the 1971 Group Annuity Mortality table.

G.	Adjustment for commencement of benefits prior to age 55 for terminated vested participants under Section 3.5:

1.	Mortality Table

(a)	For Participants whose Benefit Commencement Dates are prior to January 1, 1993, the 1971 Basic Group Annuity Mortality table, and (b) for Participants whose Benefit Commencement Dates are on or after January 1, 1993, the 1983 Basic Group Annuity Mortality table projected to 1988 using scale H.

2.	Interest Rate 7.5% per annum.

3.	In developing factors under this Section G an average of the male and female values determined in accordance with the assumptions set forth in (1) and (2) shall be used.

4.	However, for Participants whose Benefit Commencement Dates are on or after January 1, 1993, their adjusted pension shall not be less than that determined based on their Retirement Pension accrued to December 31, 1992 and using the 1971 Group Annuity Mortality table.

H.	Adjustment for commencement of benefits on or after age 55 under Section 3.5 for terminated vested participants who terminate Employment prior to age 45:

1.	Mortality Table – the “applicable mortality table” prescribed by the Secretary of the Treasury based on the prevailing commissioners’ standard table (described in Code § 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code § 807(d)(5)).

2.	Interest Rate – 7.5% per annum.

3.	However, for any Participant whose Benefit Commencement Date is on or after February 1, 1997, his/her adjusted pension shall not be less than that determined based on his/her Retirement Pension accrued to January 31, 1997 reduced by 1/2 of 1% for each month by which the Participant’s Benefit Commencement Date precedes his/her Normal Retirement Date.

I.	Adjustment to the Code §415(b) limit under Section 11.1:

The dollar limitation under Code §415(b) shall be adjusted for form of payment and commencement age based on the terms of the statute and applicable regulations and IRS guidance using plan factors or, if a lower benefit would result, using:

1.	Mortality Table – the “applicable mortality table” prescribed by the Secretary of the Treasury based on the prevailing commissioners’ standard table (described in Code §807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date of which present value is being determined (without regarding to any other subparagraph of Code §807(d)(5)).

2.	Interest Rate– 5% per annum.

APPENDIX B

SPECIAL PROVISIONS FOR MEMBERS OF THE UNITED PHARMACISTS GUILD

B.1	A member of the United Pharmacists Guild who is an active Participant in this Plan (or his/her Beneficiary) is entitled to a benefit from this Plan as follows:

a)	for a Participant who has an Hour of Service as an active Employee on or after January 1, 1993 and whose date of Termination of Employment, Retirement, death or Disability is on or before December 31, 1993:

120% of the benefit otherwise payable from this Plan.

b)	for a Participant who has an Hour of Service as an active Employee on or after January 1, 1994, the greater of

i)	120% of the benefit otherwise payable from this Plan, calculated as of December 31, 1993 (or such earlier date of transfer to non-United Pharmacists Guild status); and

ii)	100% of the benefit payable from this Plan calculated as of the Participant’s date of Termination of Employment, Retirement, death, or Disability.

APPENDIX C

SPECIAL PROVISIONS FOR MEMBERS OF LOCAL 478, IBT

C.1	A member of Local 478, IBT who is an active Participant in this Plan (or his/her Beneficiary) is entitled to a benefit from this Plan as follows:

a)	for a Participant who has an Hour of Service as an active Employee on or after January 1, 1993 and who is a member of Local 478 at his/her date of Termination of Employment, Retirement, death or Disability:

105% of the benefit otherwise payable from this Plan.

b)	for a Participant who has an Hour of Service as an active Employee on or after January 1, 1993 and who subsequently transfers to non-Local 478 status, the greater of

i)	105% of the benefit otherwise payable from this Plan, calculated as of the date of transfer to non-Local 478 IBT status; and

ii)	100% of the benefit payable from this Plan calculated as of the Participant’s date of Termination of Employment, Retirement, death, or Disability.

APPENDIX D

DECEMBER 13, 1996 RETIREMENT INCENTIVE PROGRAM
(Section 3.6)

D.1	Definitions

(a)	The following modifies terms which are otherwise defined in Article I, solely for the purpose of determining benefits payable in accordance with this Appendix:

Actuarial Equivalent: Actuarial Equivalent as otherwise defined, with the following addition to Appendix A:

I.	Adjustments for December 13, 1996 Retirement Incentive Program Retirement Incentive Bonus (D.5) and conversion to a single sum amount (D.7(c) and (d))

1.	Mortality Table – the “applicable mortality table” prescribed by the Secretary of the Treasury based on the prevailing commissioners’ standard table (described in Code § 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code § 807(d)(5)).

2.	Interest Rate – the annual interest rate on 30-year Treasury securities as specified by the Secretary of the Treasury (“30-year Treasury rate”) for September of the Plan Year preceding the Plan Year in which occurs the Participant’s Benefit Commencement Date.

3.	Assumed commencement date – the Eligible Participant’s actual retirement date.

Compensation: The Compensation as otherwise defined, except that an Eligible Participant’s Compensation for the 1996 Plan Year shall (subject to the limit of Code § 401(a)(17)) be the sum of:

1.	Compensation earned by the Participant from December 24, 1995 through September 28, 1996; plus

2.	the Participant’s regularly scheduled weekly base pay for the period September 29, 1996 through December 21, 1996.

Credited Service: An Eligible Participant’s aggregate period or periods of service with the Employer while an Eligible Employee (measured in completed years and months). All such service shall be deemed to be Full-Time Credited Service.

Early Retirement Age: An Eligible Participant shall have attained his/her Early Retirement Age when he/she has, or would in the event of continued Employment until July 31, 1997 have, completed at least 10 years of Company Service and attained the age of 52 while in active Employment.

(b)	In addition to those terms defined in Article I, the following words and phrases, as used in this Appendix, shall have the following meanings

Annual Salary: An Eligible Participant's annualized base pay rate as of October 1, 1996.

Company Service: An Eligible Participant’s period of service with the Employer (measured in years, months and days) beginning with the Eligible Participant’s most recent Employment Commencement Date.

Eligible Participant: A Participant who (1) as of December 13, 1996, is an active, full-time associate of Pathmark Stores, Inc. (including Blair Distributors and Pauls Trucking subsidiaries) or Chefmark, Inc., other than an employee represented by a collective bargaining agent; and (2) as of July 31, 1997, has attained Early Retirement Age, provided that such term shall not include a Participant who is terminated for violation of Company policy.

Retirement Incentive Bonus: The benefit calculated in accordance with Section D.5 of this Appendix.

Retirement Incentive Supplement: The benefit calculated in accordance with Section D.4 of this Appendix.

Retirement Incentive Pension: The benefit calculated in accordance with Section D.3 of this Appendix.

D.2	Eligibility

An Eligible Participant whose Early Retirement Age is on or before March 31, 1997 and who, between December 13, 1996 and January 27, 1997, elects to retire effective no later than February 1, 1997 or April 1, 1997 for Store associates (or such later date, not more than 90 days after such date, as may be specified by the Company in order to accommodate business needs) and executes a release and waiver form prescribed by the Administrative Committee, will receive, in lieu of any other retirement benefit under the Plan, a benefit determined in accordance with Sections D.3 (“Retirement Incentive Pension”), D.4 (“Retirement Incentive Supplement”), and D.5 (“Retirement Incentive Bonus”) below.

An Eligible Participant whose Early Retirement Age is after March 31, 1997 and on or before July 31, 1997, and who, between January 24, 1997 and March 10, 1997, elects to retire effective no later than April 1, 1997 (or such later date, not more than 90 days after such date, as may be specified by the Company in order to accommodate business needs) and executes a release and waiver form prescribed by the Administrative Committee, will receive, in lieu of any other retirement benefit under the Plan, a benefit determined in accordance with Sections D.3 (“Retirement Incentive Pension”), D.4 (“Retirement Incentive Supplement”), and D.5 (“Retirement Incentive Bonus”) below.

D.3	Retirement Incentive Pension

An Eligible Participant shall receive a Retirement Pension determined as the greater of:

(a)	The Retirement Pension which would otherwise be calculated under Sections 3.1, 3.2, or 3.3 of the Plan, as the case may be, granting an additional 3 years of Credited Service (which are deemed to be years of Full-Time Credited Service.) In no event, however, will such grant of additional years of Credited Service cause the total number of years of Credited Service to exceed 30. Such benefit is reduced by 1/3 of 1% for each month (including any months prior to the Eligible Participant’s attainment of age 55) by which the Eligible Participant’s actual retirement date precedes the Eligible Participant’s attainment of age 65; and

(b)	The Retirement Pension which would otherwise be calculated under Sections 3.1, 3.2, or 3.3 of this Plan, as the case may be. Such benefit is reduced by 1/3 of 1% for each month (including any months prior to the Eligible Participant’s attainment of age 55) by which the Eligible Participant’s actual retirement date precedes the Eligible Participant’s attainment of age 62.

D.4	Retirement Incentive Supplement

If an Eligible Participant is under age 62, he/she shall receive a monthly benefit in an amount equal to (i) if the Participant’s Retirement Pension, determined without regard to this Appendix, would not be determined under the minimum benefit provisions of Section 3.1(b), (“Minimum Benefit”), 50% of the Participant’s monthly Primary Social Security Benefit multiplied by a fraction, the numerator of which is the Participant’s Credited Service (not to exceed 30 years) and the denominator of which is 30 (with such monthly benefit determined without regard to Section D.3 above), or (ii) if the Participant’s Retirement Pension, determined without regard to this Appendix would be determined under the Minimum Benefit, the excess of (a) 40% of the Participant’s Average Final Compensation multiplied by Credited Service (not to exceed 30 years and determined without regard to Section D.3 above) and divided by 30 over (b) the Participant’s Minimum Benefit (with such monthly benefit determined without regard to Section D.3 above). Such benefit is reduced by 1/3 of 1% for each month (including any months prior to the Eligible Participant’s attainment of age 55) by which the Eligible Participant’s actual retirement date precedes the Eligible Participant’s attainment of age 65.

D.5	Retirement Incentive Bonus

An Eligible Participant shall receive a monthly benefit which is the Actuarial Equivalent of the single sum amount equal to the percentage of the Eligible Participant’s Annual Salary determined from the following table:

Completed Years of Company Service	Percentage of Annual Salary
10, but less than 13	35%
13, but less than 16	40%
16, but less than 19	45%
19 or more	50%

D.6	Application of Limitations on Benefits

The benefits payable in accordance with this Appendix are subject to the restrictions of Code §§ 401(a)(4), 401(a)(17), and 415. To the extent that the benefits payable to an Eligible Participant under this Appendix are restricted by the above Code sections, the benefits will be reduced in the following order to the extent required to meet such limitation:

first, the Retirement Incentive Supplement

and then, the Retirement Incentive Bonus

and then, the Retirement Incentive Pension.

D.7	Payment of Benefits

(a)	Subject to (d) below, the Eligible Participant’s Retirement Incentive Pension shall be paid commencing on the Eligible Participant’s actual retirement date in accordance with Article V. If an Eligible Participant who has properly elected to retire in accordance with this Appendix dies before his/her actual retirement date, his/her Surviving Spouse shall receive a pre-retirement death benefit in accordance with Article VI, substituting the Retirement Incentive Pension for the Retirement Pension therein.

(b)	Subject to (d) below, the Eligible Participant’s Retirement Incentive Supplement shall be paid commencing on the Eligible Participant’s actual retirement date until the month he/she attains age 62. If the Eligible Participant dies prior to attaining age 62, no further payments (after the payment for the month of death) shall be made.

(c)	Subject to (d) below, the Eligible Participant’s Retirement Incentive Bonus shall be paid commencing on the Eligible Participant’s actual retirement date in accordance with Article V. If an Eligible Participant who has properly elected to retire in accordance with this Appendix dies before his/her actual retirement date, his/her Surviving Spouse shall receive the Actuarial Equivalent of the Retirement Incentive Bonus. In addition, the Eligible Participant (or, in the event of the Eligible Participant’s death before his/her actual retirement date, his/her Surviving Spouse) can elect, in accordance with the election and spousal consent rules of Section 5.2 to receive his/her Retirement Incentive Bonus as an immediate single sum payment which is the Actuarial Equivalent of such benefit.

(d)	The Eligible Participant (or, in the event of the Eligible Participant’s death before his/her actual retirement date, his/her Surviving Spouse) can elect, in accordance with the election and spousal consent rules of Section 5.2 to receive his/her Retirement Incentive Pension and his/her Retirement Incentive Supplement as an immediate single sum payment which is the Actuarial Equivalent of such benefits; provided that he/she also elects to receive his/her Retirement Incentive Bonus as the Actuarial Equivalent single sum amount.

If the retirement date elected by an Eligible Participant is deferred at the option of the Company (in accordance with Section D.2), then in no event (other than the application of legal limits) shall the amount of any single sum payment elected by such Participant under this Section D.7 be less than the amount which would have been payable if the Participant had retired on his/her originally elected retirement date.

APPENDIX E

SPECIAL PROVISIONS FOR FORMER LOCAL 1776 EMPLOYEES

E.1	Definitions. For purposes of this Appendix E, “Local 1776 Pension Plan” shall mean the Pathmark Stores, Inc. and United Food and Commercial Workers, Local 1776, Pension Plan as in effect on July 31, 1997.

E.2	Background/Applicability. Certain Company stores at which employees represented by United Food and Commercial Workers Local 1776 (“Local 1776”) were employed were closed during 1997 and in accordance with a Store Closings Memorandum of Agreement between the Company and Local 1776 dated June 18, 1997, all employees who were covered by a collective bargaining agreement between the Company and Local 1776 during May 1997 and who, as of May 25, 1997 were participants in the Local 1776 Pension Plan became 100% vested in their accrued benefits as of May 25, 1997 under the Local 1776 Pension Plan and the Local 1776 Pension Plan was merged into this Plan effective August 1, 1997.

Except as provided in Section E.3 below, the benefits of any former Local 1776 employee who was entitled to a retirement benefit under the Local 1776 Pension Plan as of July 31, 1997 (“Local 1776 Participant”) or the surviving spouse of any Local 1776 Participant shall be determined in accordance with the terms of the Local 1776 Pension Plan in effect on the date the Local 1776 Participant terminated, retired or died, whichever occurred first.

E.3	Optional Lump Sum Distribution.

(a)	Subject to Section E.3(d) below and the election and spousal consent rules of Section 5.2, effective August 1, 1997, a Local 1776 Participant who has terminated Employment but who has not yet commenced payment of his/her retirement benefit may, in addition to the optional forms of payment permitted under the Local 1776 Pension Plan, elect to receive (i) an immediate lump sum distribution of the single sum Actuarial Equivalent value (as determined under Section E.3(c) below) of his/her vested accrued benefit under the Local 1776 Pension Plan or (ii) an immediate annuity payable in the normal form of annuity payment applicable to the Local 1776 Participant under the terms of the Local 1776 Pension Plan which is the actuarial equivalent (as determined under the terms of the Local 1776 Pension Plan) of the Local 1776 Participant’s vested accrued benefit under the Local 1776 Pension Plan or, in the case of payments commencing prior to age 55, which is the Actuarial Equivalent (as determined under Appendix A) of such benefit. Any lump sum distribution shall be in full settlement of the Participant’s benefit under the Plan.

(b)	Subject to Section E.3 (d) below, effective August 1, 1997, the surviving spouse of a Local 1776 Participant who is entitled to a pre-retirement death benefit under the terms of the Local 1776 Pension Plan but who has not yet commenced payment of such benefit may, in lieu of the survivor annuity otherwise payable, elect to receive such benefit in the form of a lump sum distribution which is the single sum Actuarial Equivalent value (as determined under Section E.3(c) below) of such pre-retirement death benefit. Any lump sum distribution shall be in full settlement of the surviving spouse’s benefit under the Plan.

(c)	For purposes of determining the amount of any lump sum benefit payable to a Local 1776 Participant under Section E.3(a) above or the surviving spouse of a Local 1776 Participant under Section E.3(b) above, single sum Actuarial Equivalent value shall be determined using the following assumptions:

(i)	Mortality Table – the “applicable mortality table” prescribed by the Secretary of the Treasury based on the prevailing commissioners’ standard table (described in Code § 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code § 807(d)(5));

(ii)	Interest Rate – the annual interest rate on 30-year Treasury securities as specified by the Secretary of the Treasury for September of the Plan Year preceding the Plan Year in which occurs the Participant’s Benefit Commencement Date;

(iii)	In determining such single sum Actuarial Equivalent present value, commencement of the benefit shall be assumed to occur at the later of the date the Participant ceased to be an Employee and (1) age 62 if the Participant had at least 10 Years of Service (Vesting) (unless assuming commencement at age 65 would produce a greater single sum Actuarial Equivalent present value of the benefit); or (2) immediately if the Participant is entitled to a disability retirement benefit under the terms of the Local 1776 Pension Plan; or (3) in all other events, age 65.

(d)	Notwithstanding any other provision of this Plan to the contrary, if the single sum actuarial equivalent (as determined under the Local 1776 Pension Plan) of the benefit payable to a Local 1776 Participant upon termination of Employment or the benefit payable to the surviving spouse of a Local 1776 Participant upon the Participant’s death does not exceed $3,500, then he/she shall receive his/her benefit in the form of a lump sum distribution in accordance with the terms of the Local 1776 Pension Plan in full settlement of his/her benefit under the Plan.

E.4	Spinoff or Termination Prior to August 1, 2002. Notwithstanding any other provision of this Plan to the contrary, in the event of a spinoff or termination of the Plan occurring after the date of the merger of the Local 1776 Pension Plan into this Plan, August 1, 1997, and before August 1, 2002, Plan assets shall first be allocated for the benefits of former participants in the Local 1776 Pension Plan to the extent of the present value of such benefits as of August 1, 1997.

APPENDIX F

SPECIAL PROVISIONS FOR FORMER
EMPLOYEES OF RICKEL HOME CENTERS DIVISION

F.1	Definitions. For purposes of this Appendix F, “Rickel Participant” shall mean a Participant (a) who on November 3, 1994 was an Employee, or a former Employee who was last employed by, the Rickel Home Centers Division of Plainbridge, Inc., (b) who was vested in his/her Retirement Pension on November 3, 1994, or became vested in his/her Retirement Pension taking into account service with Rickel Home Centers, Inc., or continued in employment with Rickel Home Centers, Inc. until December 31, 1995, and (c) whose accrued benefit under this Plan has not been transferred to the Rickel Home Centers, Inc. Pension Plan or any other plan.

F.2	Optional Lump Sum Distribution.

(a)	Subject to Section F.2(d) below and the election and spousal consent rules of Section 5.2, effective November 1, 1997, a Rickel Participant who has terminated Employment but who has not yet commenced payment of his/her Retirement Pension may, in addition to the optional forms of payment permitted under Article V of the Plan, elect to receive (i) an immediate lump sum distribution of the single sum Actuarial Equivalent value (as determined under Section F.2(c) below) of his/her vested Retirement Pension or (ii) if the Rickel Participant is not then eligible to receive an immediate benefit under Article III, an immediate annuity payable in the normal form of benefit payable to the Rickel Participant under Section 5.1 of the Plan which is the Actuarial Equivalent of the Rickel Participant’s vested Retirement Pension. Any lump sum distribution shall be in full settlement of the Participant’s benefit under the Plan.

(b)	Subject to Section F.2 (d) below, effective November 1, 1997, the surviving spouse of a Rickel Participant who is entitled to a pre-retirement death benefit under the terms of the Plan but who has not yet commenced payment of such benefit may, in lieu of the survivor annuity otherwise payable, elect to receive such benefit in the form of a lump sum distribution which is the single sum Actuarial Equivalent value (as determined under Section F.2(c) below) of such pre-retirement death benefit. Any lump sum distribution shall be in full settlement of the surviving spouse’s benefit under the Plan.

(c)	For purposes of determining the amount of any lump sum benefit payable to a Rickel Participant under Section F.2(a) above or the surviving spouse of a Rickel Participant under Section F.2(b) above, single sum Actuarial Equivalent value shall be determined using the following assumptions:

(i)	Mortality Table – the “applicable mortality table” prescribed by the Secretary of the Treasury based on the prevailing commissioners’ standard table (described in Code § 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code § 807(d)(5));

(ii)	Interest Rate – the interest rate shall be either —

(A)	the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue (“30-year Treasury rate”) for August of the Plan Year preceding the Plan Year in which occurs the Participant’s Benefit Commencement Date if the single sum Actuarial Equivalent of the Participant’s Retirement Pension as so determined does not exceed $5,000; or

(B)	solely with respect to distributions made to a Participant whose benefit amount as determined under (c)(ii)(A) above exceeds $5,000, the 30-year Treasury rate for the fourth month immediately preceding the Plan quarter in which occurs the Participant’s Benefit Commencement Date (i.e., June 1997 for distributions occurring in October, November or December 1997), provided that the single sum Actuarial Equivalent of the Participant’s Retirement Pension as so determined shall not be less than $5,000;

(iii)	In determining such single sum Actuarial Equivalent present value, commencement of the benefit shall be assumed to occur

(A)	Except for lump sum distributions in excess of $5,000, if payable to the Participant under Section 3.1, 3.2, 3.3, 3.4(b) or 3.6, as the case may be, immediately (unless, in the case of a Participant under age 65, commencement at age 65 would produce a greater single sum Actuarial Equivalent present value of the benefit)

(B)	If payable to the Participant under Section 3.5 or for any lump sum distributions in excess of $5,000 to the Participant or Surviving Spouse, on the Participant’s Normal Retirement Date (or immediately in the case of a Participant over age 65)

(C)	Except for lump sum distributions in excess of $5,000, if payable to the Surviving Spouse under Section 6.1.1 or 6.1.2, as the case may be, immediately (unless, in the case of a Spouse’s Benefit Commencement Date prior to the Participant’s Normal Retirement Date, assumed commencement at the Participant’s Normal Retirement Date would produce a greater single sum Actuarial Equivalent present value of the benefit)

(D)	If payable to the Surviving Spouse under Section 6.1.3, on the date which would have been the Participant’s Normal Retirement Date

(E)	Otherwise, on the Participant's Normal Retirement Date.

(d)	Notwithstanding the foregoing, if the single sum Actuarial Equivalent of a Rickel Participant’s vested Retirement Pension determined without regard to this Appendix F is greater than the single sum amount payable under this Appendix F but does not exceed $5,000, then the amount, timing and form of payment of such Participant’s vested Retirement Pension shall be determined without regard to this Appendix F.

APPENDIX G

SPECIAL PROVISIONS
APPLICABLE TO EMPLOYEES OF
PAULS TRUCKING AND BLAIR DISTRIBUTORS

1. Pauls Trucking

Effective as of the closing of the transactions contemplated by the Asset Transfer Agreement dated as of September 15, 1997, by and among Pathmark Stores, Inc., Plainbridge, Inc., Pauls Trucking Corp., and Grocery Haulers, Inc., Participants who were employees (as of the closing) of Pauls Trucking Corp. shall be 100% vested in their Retirement Pension.

2. Blair Distributors

Effective as of the closing of the transactions contemplated by the Asset Purchase Agreement dated as of September 26, 1997, by and among Pathmark Stores, Inc., Plainbridge, Inc., and C&S Wholesale Grocers, Inc., Participants who were employees (as of the closing) of the Blair Distributors division of Plainbridge, Inc. shall be 100% vested in their Retirement Pension.

APPENDIX H

SPECIAL PROVISIONS FOR
FORMER SPONSORED PENSION PLAN PARTICIPANTS

H.1	Background/Applicability. Effective April 30, 1998, the SGC Sponsored Pension Plan for Employees Covered by Certain Collective Bargaining Agreements (the “Sponsored Pension Plan”), a single plan comprising several plan documents, was merged into this Plan. The benefits of any participant in the Sponsored Pension Plan who as of April 30, 1998 had retired or otherwise terminated Employment and was entitled to a retirement benefit under the Sponsored Pension Plan (“Former Sponsored Plan Participant”) or the surviving spouse of any participant in the Sponsored Pension Plan who died before April 30, 1998 shall be determined in accordance with the terms of the Sponsored Pension Plan in effect on the date such participant terminated, retired or died, whichever occurred first.

H.2	Spinoff or Termination Prior April 30, 2003. Notwithstanding any other provision of this Plan to the contrary, in the event of a spinoff or termination of the Plan occurring after the date of the merger of the Sponsored Pension Plan into this Plan, April 30, 1998, and before April 30, 2003, Plan assets shall first be allocated for the benefits of former participants in the Sponsored Pension Plan to the extent of the present value of such benefits as of April 30, 1998.

APPENDIX I

SPECIAL PROVISIONS FOR
MEMBERS OF LOCAL 371, UFCW

I.1	Background/Applicability. Effective April 30, 1998, the SGC Sponsored Pension Plan for Employees Covered by Certain Collective Bargaining Agreements (the “Sponsored Pension Plan”), a single plan comprising several plan documents, was merged into this Plan. Certain employees represented by Local No. 371, United Food & Commercial Workers International Union (the “Union”) were covered by the SGC Sponsored Pension Plan for Part-Time Employees Represented by Local No. 371, United Food & Commercial Workers International Union, which was a component part of the Sponsored Pension Plan and was established effective January 1, 1989. This Appendix I shall apply to an Employee who is represented by the Union and an Eligible Employee (as defined below) (a “Local 371 Eligible Employee”) on or after April 30, 1998 or the surviving spouse of any such employee.

I.2	Definitions. Notwithstanding anything in Article I to the contrary, the following definitions, in addition to those in Section I.1 above, shall apply for purposes of this Appendix I:

Benefit Multiplier: Eight dollars ($8.00)

Collective Bargaining Agreement: An agreement then in effect between the Company and the Union governing the wages and working conditions of Employees of the Company in the collective bargaining unit represented by the Union for collective bargaining purposes.

Early Retirement Age:  A Participant shall have attained his/her Early Retirement Age when he/she has completed at least 10 years of Vesting Service and has attained the age of 55 while an Employee.

Eligibility Year of Service: One complete Year of Service.

Eligible Employee: An Employee with respect to whom all of the following conditions are then satisfied:

(i)	the Employee is employed at the Company on a “part-time basis” (which shall mean a regular weekly work schedule of no less than 15 hours and no more than 30 hours) in the bargaining unit represented for collective bargaining purposes by the Union;

(ii)	the Employee’s wages and working conditions are governed by a Collective Bargaining Agreement; and

(iii)	the Employee is eligible for participation in the Plan under the terms of such Collective Bargaining Agreement.

In no event shall an employee who is a “leased employee” (within the meaning of Code § 414(n)) be an Eligible Employee.

Local 371 Credited Service: A Participant shall accrue Local 371 Credited Service for Years of Service during which the Participant was a Local 371 Eligible Employee, including periods prior to becoming a Participant but excluding periods of absence for disability, leave of absence, layoff, maternity or paternity absence, or any other period included as a Years of Service for which the Participant is not compensated. Local 371 Credited Service shall be expressed as years and months with a fraction of a month treated as a whole month.

Non-Vested Termination of Employment: A Termination of Employment without a right to an immediate or deferred Retirement Pension under Article III, including termination of employment by reason of disability.

Vesting Service: A Participant's total Years of Service.

Years of Service: An Employee’s Years of Service shall be equal to the period of time beginning on the Employee’s “service commencement date” (as defined below) and ending on the Employee’s “severance date” (as defined below); provided that if an Employee has more than one service commencement date, all periods between each service commencement date and the immediately following severance date shall be aggregated in determining Years of Service. An Employee’s service commencement date for a particular period of employment is the first date of such period with respect to which the Participant accrues an Hour of Service. An Employee’s severance date for a particular period of employment is the earlier of (i) the date the Employee quits, retires or is discharged from employment with the Employer, whether or not the Employee is absent from work for any reason on such date, or (ii) the date which is the first anniversary of the first date of a period of absence for any reason other than quit, retirement or discharge (e.g., disability, leave of absence, layoff, etc.); provided, however, that in computing Years of Service of a Participant with respect to whom a severance date occurs by reason of quit, retirement or discharge (whether or not the Employee was absent from work for any reason on the date thereof), such severance date shall be disregarded if the Participant again accrues an Hour of Service within twelve (12) months (x) from the date of such quit, retirement or discharge, or (y) if absent from work for any other reason (e.g., disability, leave of absence, layoff, etc.) when such quit, retirement or discharge occurred, from the first date of such period of absence.

I.3	Participation. The following shall apply with respect to a Local 371 Eligible Employee in lieu of Article II (“Participation”):

2.1	Admission as a Participant

2.1.1	Each person who is a Local 371 Eligible Employee and a participant in the Sponsored Pension Plan immediately prior to April 30, 1998, shall continue to be a Participant in this Plan. Any other person who is a Local 371 Eligible Employee on, or becomes a Local 371 Eligible Employee after, April 30, 1998, shall become a Participant on the Entry Date coincident with or next following the date he/she completes one Eligibility Year of Service, provided he/she is a Local 371 Eligible Employee on such date.

2.1.2	A Local 371 Eligible Employee who did not become a Participant on the Entry Date coincident with or next following the date on which he/she met the eligibility requirements of Section 2.1.1 because he/she was not then a Local 371 Eligible Employee shall become a Participant as of the first day on which he/she again becomes a Local 371 Eligible Employee.

2.1.3	An individual who has ceased to be a Participant and who again becomes a Local 371 Eligible Employee shall become a Participant as of the first date on which he/she again becomes a Local 371 Eligible Employee.

2.2	[Omitted]

2.3	[Omitted]

2.4	Employment Transfers

2.4.1	(a)	If an Employee employed in an ineligible employment category is transferred to service as a Local 371 Eligible Employee and he/she has otherwise met the eligibility requirements to become a Participant under Section 2.1.1, he/she shall become a Participant on the date of such transfer. Otherwise, he/she shall become a Participant at the applicable date determined in accordance with the provisions of Section 2.1.1.

(b)	If an Employee in an ineligible category is transferred to service as a Local 371 Eligible Employee and becomes a Participant in accordance with this Section 2.4.1, then his/her prior years of service with the Company or a Subsidiary shall be taken into account for purposes of determining his/her Vesting Service, but shall not be taken into account for purposes of determining his/her Local 371 Credited Service.

2.4.2	If a Local 371 Eligible Employee is transferred to an ineligible Employment category, then the Participant’s service with the Company or a Subsidiary subsequent to transfer shall be taken into account for purposes of determining Vesting Service, but shall not be taken into account for purposes of determining Local 371 Credited Service. Such an Employee’s period of service as a Local 371 Eligible Employee shall not count as Credited Service under the Plan except for purposes of this Appendix (and only to the extent provided in this Appendix).

I.4	Retirement Pensions. The following shall apply with respect to a Local 371 Eligible Employee in lieu of Sections 3.1 through 3.5:

3.1	Normal Retirement Pension

Each Participant who attains his/her Normal Retirement Age while an Employee and retires from Employment shall receive a monthly Retirement Pension commencing on his/her Normal Retirement Date. The monthly amount of such Retirement Pension shall be equal to the Participant’s Local 371 Credited Service multiplied by the Benefit Multiplier in effect on the date the Employee ceased to be an Employee (or if earlier, the date he/she ceased to be a Local 371 Eligible Employee).

3.2	Early Retirement Pension

A Participant who has attained his/her Early Retirement Age while an Employee and retires from Employment prior to Normal Retirement Age shall be entitled to receive a monthly Retirement Pension. Such monthly Retirement Pension shall be payable, at the Participant’s election,

(a)	commencing as of the Participant’s Normal Retirement Date in an amount determined as of the date of his/her Retirement in accordance with Section 3.1, or

(b)	commencing as of the Participant’s Early Retirement Date in an amount determined as of the date of his/her Retirement in accordance with Section 3.1, but reduced as follows: (i) for each month not in excess of 60 that the commencement of monthly benefit payments precedes the Participant’s Normal Retirement Date, the reduction shall be 8/12 of 1% (8% per year), and (ii) for each month in excess of 60 that the commencement of monthly benefit payments precedes the Participant’s Normal Retirement Date, the reduction shall be 5/12 of 1% (5% per year).

A Participant’s election to commence distribution of his/her Retirement Pension under this Section 3.2 prior to his/her Normal Retirement Date shall be made within the 90-day period preceding his/her Benefit Commencement Date.

3.3	Late Retirement Pension

A Participant who retires from Employment after his/her Normal Retirement Date shall receive a monthly Retirement Pension commencing as of his/her Late Retirement Date.

Subject to Sections 3.8 and 5.6.2, the amount of such monthly Retirement Pension shall be determined as of the date of his/her Retirement in accordance with Section 3.1. The Retirement Pension payable upon a Participant’s Late Retirement Date shall never be less than the Retirement Pension payable at his/her Normal Retirement Date.

3.4	[Omitted]

3.5	Vested Termination Pension

A Participant who terminates Employment with at least five years of Vesting Service (and without being eligible to receive benefits under any other provision of this Article III) shall be entitled to a monthly Retirement Pension. Such Retirement Pension shall be payable (a) commencing as of the Participant’s Normal Retirement Date in an amount determined as of his/her Termination of Employment in accordance with Section 3.1, or (b) if the Participant has completed at least ten years of Vesting Service and so elects, commencing as of the first day of any month coincident with or next following the Participant’s attainment of age 55 and prior to the first day of any month coincident with or next following age 65 in an amount determined as of his/her Termination of Employment in accordance with paragraph (b) of Section 3.2. A Participant’s election to commence distribution of his/her Retirement Pension under this Section 3.5 prior to his/her Normal Retirement Date shall be made within the 90-day period preceding his/her Benefit Commencement Date.

I.5	Suspension of Benefits. The following shall apply with respect to a Local 371 Eligible Employee in lieu of Section 3.8:

3.8	Suspension of Benefits

(a)	If a Participant receiving benefit payments under Section 3.2 or 3.5 again becomes an Employee, subject to Section 5.6.2, benefit payments shall be suspended for any month during which such Participant is an Employee; provided, however, that benefit payments shall not be suspended for any month —

(i)	after the attainment of Normal Retirement Age during which the Participant accrues less than 65 Hours of Service, or

(ii)	after the attainment of Normal Retirement Age during which the Participant accrues 65 or more Hours of Service, unless the Participant has been furnished with written notice of such suspension in accordance with the requirements of Department of Labor Regulations section 2530.203-3(b)(4).

(b)	In the event that a Participant receiving benefit payments under Section 3.1 or 3.3 again becomes an Employee, or in the event a Participant continues to be an Employee after attainment of Normal Retirement Age, subject to Section 5.6.2, benefit payments under 3.1 or 3.3 shall be suspended for any month during which the Participant is an Employee; provided, however, that benefit payments shall not be suspended for any month —

(i)	during which the Participant accrues less than 65 Hours of Service, or

(ii)	after the attainment of Normal Retirement Age during which the Participant accrues 65 or more Hours of Service, unless the Participant has been furnished with written notice of such suspension in accordance with the requirements of Department of Labor Regulations section 2530.203-3(b)(4).

(c)	If benefit payments to a Participant have been suspended under paragraph (a) or (b) above, or if the Participant received a cash out distribution under Section 5.4, the benefit subsequently payable to the Participant under Section 3.1, 3.2, 3.3 or 3.5 after the Participant again ceases to be an Employee (or, if earlier, upon reaching the required beginning date under Section 5.6.2) shall be determined, subject to subsequent adjustments required after the required beginning date pursuant to Section 5.6.2 on the basis of his/her Local 371 Credited Service, Vesting Service and age at the date the Participant ceases to be an Employee (or, if earlier, reaches the required beginning date under Section 5.6.2); provided, however, that such benefit shall be reduced by the Actuarial Equivalent of the benefit payments made to the Participant (but not below the benefit that would have been payable had the Participant not again become an Employee (or the Actuarial Equivalent thereof if paid in a different form)).

I.6	Vesting Service and Credited Service. Article IV (“Determination of Vesting Service and Credited Service”) shall not apply with respect to a Local 371 Eligible Employee.

I.7	Forms of Payment of Retirement Benefit. Article V (“Forms of Payment of Retirement Benefit”), including Section 5.4 (“Mandatory Cash Outs”), shall apply with respect to a Local 371 Eligible Employee, except that the only optional forms of benefit under Section 5.3 available to a Local 371 Eligible Employee shall be those described in Section 5.3(a) (Single Life Annuity) and 5.3(b) (Contingent Annuity).

I.8	Required Commencement Date. The following shall apply with respect to a Local 371 Eligible Employee in lieu of Section 5.6.2:

5.6.2	(a)	Notwithstanding any provision in the Plan to the contrary, a Participant’s entire vested interest in the Plan must be distributed, or distribution of such vested interest must commence, no later than the Participant’s required beginning date, which shall be the later of —

(i)	the April 1 of the calendar year following the calendar year of attaining age 70-1/2, and

(ii)	the earlier of (1) the date of attaining Normal Retirement Age and (2) the date of completing five Years of Service.

(b)	In the event that a Participant receives benefit payments under the Plan for any month beginning on or after the required beginning date (as defined in (a) above) and during which the Participant is an Employee, the following provisions shall be applicable:

(i)	Adjustments in the amount of monthly benefit payments to reflect any increase in the Participant’s accrued benefit attributable to Local 371 Credited Service accrued in a Plan Year ending after the required beginning date for service after such date shall be made as of the first scheduled benefit payment in the following Plan Year; and

(ii)	that portion of the total accrued benefit attributable to Local 371 Credited Service accrued in a Plan Year ending after the required beginning date for service after such date (determined before application of this subparagraph (ii)) shall be reduced by the Actuarial Equivalent of such benefit payments made during such Plan Year; provided, however, that such reduction shall not reduce the Participant’s total accrued benefit below the total accrued benefit as of the end of the immediately preceding Plan Year.

I.9	Pre-Retirement Death Benefit. The following shall apply with respect to a Local 371 Eligible Employee in lieu of Section 6.1(“Pre-Retirement Death Benefit”)

6.1	Pre-Retirement Death Benefit

6.1.1	If a married Participant dies on or after his/her Normal Retirement Age but prior to his/her Benefit Commencement Date, then a monthly pre-retirement death benefit shall be payable to the Participant’s Surviving Spouse commencing as of the first day of the month coincident with or next following the Participant’s death. The amount of such monthly pre-retirement death benefit shall be the benefit the Surviving Spouse would have received if the Participant had retired and commenced payment of his/her Retirement Pension on the first of the month coincident or next following the date of his/her death in the form of a Qualified Joint and Survivor Annuity.

6.1.2	If a married Participant dies prior to his/her Normal Retirement Age and prior to his/her Benefit Commencement Date at a time when he/she is entitled to an early retirement or vested termination Retirement Pension under Section 3.2 or 3.5, then a monthly pre-retirement death benefit shall be payable to the Participant’s Surviving Spouse commencing, at the election of the Surviving Spouse, as of (a) the first day of any month coincident or following the date which would have been the Participant’s “Earliest Distribution Date” (as defined below) and prior to the date which would have been the Participant’s Normal Retirement Date, or (b) the date which would have been the Participant’s Normal Retirement Date. Such commencement date will be the Benefit Commencement Date for the benefit payable to the Surviving Spouse. The amount of such monthly pre-retirement death benefit shall be equal to the amount of the monthly benefit the Surviving Spouse would have received if the Participant had terminated Employment as of the date of his/her death (or such earlier actual date of Termination of Employment), survived until the Surviving Spouse’s Benefit Commencement Date, commenced payment of his/her Retirement Pension on the Surviving Spouse’s Benefit Commencement Date in the form of a Qualified Joint and Survivor Annuity (and reduced in accordance with Section 3.2 if commencement is prior to the date which would have been the Participant’s Normal Retirement Date), and died on the day after the Surviving Spouse’s Benefit Commencement Date. For purposes of this Section 6.1.2, “Earliest Distribution Date” shall mean the earliest date as of which the Participant could have commenced distribution of his/her vested termination Retirement Pension under Section 3.2 or 3.5, as applicable.

6.1.3	Notwithstanding Sections 6.1.1 and 6.1.2 above, if a Participant had elected a Contingent Annuity with his/her Spouse as Beneficiary in accordance with Section 5.2 but dies prior to his/her Benefit Commencement Date, any benefit payable to the Surviving Spouse under this Article VI shall be based on such form of Contingent Annuity if it results in greater benefit payments to the Surviving Spouse.

6.1.4	Notwithstanding any provision in this Plan to the contrary, if the single sum Actuarial Equivalent of the pre-retirement death benefit payable to a Surviving Spouse does not exceed $5,000 at the date of the Participant’s death, such benefit shall be distributed in a lump-sum distribution as soon as practicable following the Participant’s death.

I.10	Actuarial Equivalent. Notwithstanding anything in Appendix A (“Actuarial Equivalent”) to the contrary, the following shall apply in determining Actuarial Equivalent forms of benefit with respect to a Local 371 Eligible Employee:

1.	Reduction for payment of benefits in a form other than a Single Life Annuity

In the event that benefits payable to a Participant are payable in the form of a Qualified Joint and Survivor Annuity or a Contingent Annuity, monthly benefit payments to the Participant shall be a percentage of the monthly benefit payments that would be payable to the Participant if the benefit had been paid in the form of a Single Life Annuity, determined in accordance with the following:

(a)	Qualified Joint and Survivor Annuity (Section 5.1) — The monthly benefit payable in the Qualified Joint and Survivor Annuity form shall be 90% of the monthly benefit payable in the form of a Single Life Annuity; provided that if there is more than a five year difference in the ages of the Participant and the Beneficiary, the 90% shall be adjusted by 1/2 of 1% for each full year and each part of a year of difference in excess of 5 years, but not below 82.5% and not above 98%.

(b)	50% Contingent Annuity (Section 5.3(b)) — Same as Qualified Joint and Survivor Annuity.

(c)	66-2/3% Contingent Annuity (Section 5.3(b)) — The monthly benefit payable in the 66-2/3% Contingent Annuity form shall be 87% of the monthly benefit payable in the form of a Single Life Annuity; provided that if there is more than a five year difference in the ages of the Participant and the Beneficiary, the 87% shall be adjusted by 2/3 of 1% for each full year and part of a year of difference in excess of 5 years, but not below 77% and not above 97%.

(d)	100% Contingent Annuity (Section 5.3.(b)) — The monthly benefit payable in the 100% Contingent Annuity form shall be 82% of the monthly benefit payable in the form of a Single Life Annuity; provided that if there is more than a five year difference in the ages of the Participant and the Beneficiary, the 82% shall be adjusted by 1% for each full year and each part of a year of difference in excess of 5 years, but not below 67% and not above 97%.

2.	Computing single sum Actuarial Equivalent present values under Section 5.4 or 6.1.4

(a)	Mortality Table – the “applicable mortality table” prescribed by the Secretary of the Treasury based on the prevailing commissioners’ standard table (described in Code § 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code § 807(d)(5)).

(b)	Interest Rate – the annual interest rate on 30-year Treasury securities as specified by the Secretary of the Treasury (“30-year Treasury rate”) for September of the Plan Year preceding the Plan Year in which occurs the Participant’s Benefit Commencement Date; provided, however, that for a Local 371 Eligible Employee whose Benefit Commencement Date is on or after August 1, 2001 but prior to November 1, 2002, the interest rate shall be the 30-year Treasury rate for January of the year in which occurs his/her Benefit Commencement Date if this results in a greater benefit.

(c)	In determining such single sum Actuarial Equivalent present value, commencement of the benefit shall be assumed to occur at age 55, if the Participant has at least 10 Years of Service (unless assuming commencement at age 65 would produce a greater single sum Actuarial Equivalent present value of the benefit), or age 65, otherwise; or, if later, at the date the Participant ceases to be an Employee.

(d)	However, for a Local 371 Eligible Employee whose Benefit Commencement Date is on or after January 1, 2000 and before November 1, 2001, his/her lump sum distribution shall not be less than that determined using the interest rate or rates which would be used by the Pension Benefit Guaranty Corporation for determining the present value of the benefits under the Plan if the Plan had terminated on the first day of the Plan Year in which the payment is made and the 1983 Basic Group Annuity Mortality table projected to 1988 with Scale H.

(e)	Unisex Basis – Factors shall be determined separately for males and females in accordance with this section and the results shall be equally weighted in determining the applicable unisex factor.

3.	Reduction for Payments Made After Required Beginning Date Under Section 3.8

(a)	Mortality Table – as in 2(a) above.

(b)	Interest Rate – as in 2(b) above.

(c)	Unisex Basis – as in 2(d) above.

I.11	Spinoff or Termination Prior to April 30, 2003. Notwithstanding any other provision of this Plan to the contrary, in the event of a spinoff or termination of the Plan occurring after the date of the merger of the Sponsored Pension Plan into this Plan, April 30, 1998, and before April 30, 2003, Plan assets shall first be allocated for the benefits of former participants in the Sponsored Pension Plan to the extent of the present value of such benefits as of April 30, 1998.

AMENDMENT No. 1

to the

SGC PENSION PLAN

(As Amended and Restated Effective as of January 1, 2001)

The SGC Pension Plan (as amended and restated effective as of January 1, 2001) (the “Plan”) is hereby amended in the following respects:

1. Effective January 1, 1997, Article I is hereby amended by adding the following definition of “Leased Employee”:

“Leased Employee: Effective January 1, 1997, any person who is not an employee of the Company or an ERISA Affiliate and who provides services to the Company or an ERISA Affiliate if (a) such services are provided pursuant to an agreement between the Company or an ERISA Affiliate and any other person (a “leasing organization”), (b) such person has performed such services for the Company or an ERISA Affiliate (or for the Company, ERISA Affiliates and “related persons”, within the meaning of Code § 144(a)(3)) on a substantially full-time basis for a period of at least one year, and (c) such services are performed under primary direction or control by the Company or an ERISA Affiliate.”

2. Effective January 1, 1997, clause (c) of the definition of “Eligible Employee” in Article I is hereby amended in its entirety to read as follows:

“(c) any Leased Employee;”

3. Effective January 1, 1997, the definition of “Employee” in Article I is hereby amended in its entirety to read as follows:

“Employee: Any individual who, under the usual common law rules applicable in determining the employer-employee relationship, has the status of an employee of the Company or a Subsidiary or who is a Leased Employee. Notwithstanding the preceding sentence, if Leased Employees do not constitute more than twenty percent of the nonhighly compensated work force, within the meaning of Code § 414(n)(5)(C)(ii), of the Company and its ERISA Affiliates, the term “Employee” shall not include those Leased Employees covered by a plan described in Code § 414(n)(5).”

4. Effective January 1, 1997, the last paragraph of Section 3.1 is hereby amended in its entirety to read as follows:

“Notwithstanding the foregoing, a Leased Employee who has attained Normal Retirement Age and, by virtue of a prior period of employment, is entitled to a benefit from this Plan, shall receive his/her monthly Retirement Pension commencing on his/her Normal Retirement Date.”

5. Effective January 1, 1997, the last sentence of the definition of “Eligible Employee” in Section I.2 of Appendix I is hereby amended in its entirety to read as follows:

“In no event shall an employee who is a Leased Employee be an Eligible Employee.”

6. Effective January 1, 2001, the definition of “Normal Retirement Age” in Article I is hereby amended by adding the following sentence at the end thereof:

“A Participant who attains his/her Normal Retirement Age while an Employee and retires from Employment shall have a nonforfeitable right to a Retirement Pension determined under Section 3.1 or 3.3, as applicable.”

7. Effective January 1, 1998, the first paragraph of Section 5.4 is hereby amended in its entirety to read as follows:

“Effective with respect to Participants who terminate Employment on or after January 1, 1998 and notwithstanding any provision in this Plan to the contrary, if the single sum Actuarial Equivalent value of a Participant’s Retirement Benefit does not exceed $5,000 at Termination of Employment or Retirement, such amount shall be paid in the form of a lump sum distribution as soon as practicable following his/her Termination of Employment or Retirement and no alternative form of benefit payment shall be available.”

8. Section 12.1(d) is hereby corrected by substituting “Section 11.1.4(b)” for “Section 11.1.5(b)” therein.

9. Effective January 1, 2001, Section 12.1 is hereby amended by adding the following definition of “Years of Vesting Service” at the end thereof:

“(l) “Years of Vesting Service means the years of Vesting Service credited to a Participant under Section 4.1.”

10. Effective January 1, 2001, Section 12.3(b) is hereby amended in its entirety to read as follows:

“(b)	Subject to Code § 411(a)(10), if the Plan ceases to be Top Heavy, then notwithstanding Section 12.3(a) above, each Participant’s vested interest in his/her Retirement Pension shall be determined in accordance with the provisions of Article III.

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this amendment to be executed this 1st day of March, 2002.

PATHMARK STORES, INC.
/s/ Marc Strassler
Marc Strassler Secretary

AMENDMENT No. 2

to the

SGC PENSION PLAN

(As Amended and Restated Effective as of January 1, 2001)

The SGC Pension Plan (as amended and restated effective as of January 1, 2001) (the “Plan”) is hereby amended in the following respects, effective as of March 1, 2002:

1. The name of the Plan is hereby changed to the “Pathmark Stores, Inc. Pension Plan,” and the definition of “Plan” in Article I is hereby amended in its entirety to read as follows:

“Plan: The Pathmark Stores, Inc. Pension Plan, as amended from time to time.”

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this amendment to be executed this 19th day of March, 2002.

PATHMARK STORES, INC.
/s/ Marc Strassler
Marc Strassler Secretary

AMENDMENT No. 3

to the

PATHMARK STORES, INC. PENSION PLAN

(As Amended and Restated Effective as of January 1, 2001)

The Pathmark Stores, Inc. Pension Plan, as amended and restated effective as of January 1, 2001 (“Plan”) is hereby amended as follows by adding the following addendum at the end thereof:

“EGTRRA ADDENDUM

PREAMBLE

1. Adoption and effective date of Addendum. This Addendum to the Pathmark Stores, Inc. Pension Plan (the “Plan”) reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). The provisions of this Addendum are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the provisions of this Addendum shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

2. Supersession of inconsistent provisions. The provisions of this Addendum shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Addendum.

3. Definitions. All capitalized terms used in this Addendum and not defined herein shall have the respective meanings set forth in the Plan.

SECTION I. CODE § 415 LIMIT ON BENEFITS

1. Effective date. This section shall be effective for Limitation Years ending after December 31, 2001.

2. Increase in Code § 415 Limit; Effect on Participants. Section 11.1 of the Plan incorporates by reference the Code §415 limit. Benefit increases resulting from the changes to the Code § 415(b) limit made by EGTRRA will be provided to all Participants with benefits limited by Code § 415(b), including Participants who retired or otherwise terminated employment before the effective date of this section, who have an accrued benefit under the Plan immediately prior to the effective date of this section (other than an accrued benefit resulting from a benefit increase solely as a result of the increases in limitations under Code § 415(b)). The provisions of this section shall not increase the amount of any benefit payable before January 1, 2002.

SECTION II. INCREASE IN COMPENSATION LIMIT

1. Applicability. This section shall only apply to a Participant who is an Employee of the Company or a Subsidiary after December 31, 2001.

2. Increase in limit. The limit on annual compensation taken into account in determining a Participant’s benefit accruals under the Plan in any Plan Year beginning after December 31, 2001 shall be $200,000. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, the annual compensation limit for determination periods beginning before January 1, 2002 shall be $200,000.

3. Cost-of-living adjustment. The $200,000 limit on annual compensation in paragraph 2 above shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

SECTION III. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. Effective date. This section shall apply to distributions from the Plan made after December 31, 2001.

2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 10.9 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code § 403(b) and an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p).

SECTION IV. MODIFICATION OF TOP-HEAVY RULES

1. Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code § 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code § 416(c) for such years. This section amends Article XII of the Plan.

2. Determination of top-heavy status.

2.1 Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer or an ERISA Affiliate having annual compensation greater than $130,000 (as adjusted under Code § 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer or an ERISA Affiliate, or a 1-percent owner of the Employer or an ERISA Affiliate having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code § 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code § 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

2.2 Determination of present values and amounts. This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

2.2.1 Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code § 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code § 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

2.2.2 Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer or an ERISA Affiliate during the 1-year period ending on the Determination Date shall not be taken into account.

3. Minimum benefits. For purposes of satisfying the minimum benefit requirements of Code § 416(c)(1) and the Plan, in determining Years of Vesting Service, any service with the Employer or an ERISA Affiliate shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code § 410(b)) no Key Employee or former Key Employee.”

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this amendment to be executed this 10th day of December, 2002.

PATHMARK STORES, INC.
/s/ Marc Strassler
Marc Strassler Secretary

AMENDMENT No. 4

to the

PATHMARK STORES, INC. PENSION PLAN

(As Amended and Restated Effective as of January 1, 2001)

The Pathmark Stores, Inc. Pension Plan (as amended and restated effective as of January 1, 2001) (the “Plan”) is hereby amended in the following respects:

1. Effective for distributions with Benefit Commencement Dates on or after December 31, 2002, and notwithstanding any other Plan provision to the contrary, the mortality table prescribed in IRS Revenue Ruling 2001-62 shall be the applicable mortality table used for purposes of Section E,1, Section H, and Section I of Appendix A; Section E.3(c)(i) of Appendix E; Section F.2(c)(i) of Appendix F; and Sections I.10, 2(a) and I.10, 3(a) of Appendix I.

2. Effective January 1, 1998, for purposes of the definition of “Compensation” in Article I and the definition of “Limitation Compensation” in Section 11.1.4(b), amounts contributed to or under a plan or arrangement maintained by the Company or a Subsidiary under Code §125 pursuant to a salary reduction election by a Participant shall include any salary reduction contributions which are not available to the Participant in cash in lieu of group health coverage because the Participant is unable to certify that he/she has other health coverage. Any such salary reduction contribution will be treated as a salary reduction contribution under Code §125 only if the employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this amendment to be executed this 10th day of December, 2002.

PATHMARK STORES, INC.
/s/ Marc Strassler
Marc Strassler Secretary

AMENDMENT No. 5

to the

PATHMARK STORES, INC. PENSION PLAN

(As Amended and Restated Effective as of January 1, 2001)

The Pathmark Stores, Inc. Pension Plan (as amended and restated effective as of January 1, 2001) (“Plan”) is hereby amended by adding the following new Appendix J at the end thereof:

“APPENDIX J

MARCH 2003 RETIREMENT INCENTIVE PROGRAM
(Section 3.6)

J.1.	Background/Applicability

This Appendix sets forth the provisions of a special retirement incentive program applicable to “Eligible Participants” (as defined in Section J.2 below) who retire during a limited period of time, under certain terms and conditions, as specified in Section J.3 below.

J.2	Definitions

As used in this Appendix, the following words and phrases shall have the following meanings:

Actuarial Equivalent: Actuarial Equivalent as defined in Article I of the Plan, except that for purposes of determining the amount of a lump sum distribution of a portion of a Retirement Incentive Pension under Section J.4 of this Appendix or converting a Retirement Incentive Bonus to a single life annuity form of payment under Section J.5 or J.6 of this Appendix, it shall be determined on the basis of the following assumptions:

(a)	Mortality Table – the mortality table prescribed in IRS Revenue Ruling 2001-62.

(b)	Interest Rate – the annual interest rate on 30-year Treasury securities as specified by the Secretary of the Treasury for September of the Plan Year preceding the Plan Year in which occurs the Participant’s Retirement Date.

(c)	Assumed Commencement Date – the Eligible Participant’s actual retirement date (except that in determining the amount of a lump sum distribution of a portion of a Retirement Incentive Pension under Section J.4 of this Appendix for a Participant under age 65, commencement at age 65 shall be assumed if it would produce a greater single sum Actuarial Equivalent present value of such benefit).

If an Eligible Participant’s Retirement Incentive Bonus is paid in an annuity form other than a single life annuity, the Actuarial Equivalent single life annuity of such benefit, as determined under the foregoing assumptions, shall be further adjusted in accordance with the appropriate assumptions for such form of annuity under Appendix A of the Plan.

Annual Base Pay: An Eligible Participant's annual rate of base pay as of January 1, 2003, not to exceed $200,000.

Continuous Service: An Eligible Participant’s continuous period of service with the Employer (measured in years, months and days) from his/her most recent date of hire by the Employer until his/her Retirement Date.

Eligible Participant: A Participant who (1) as of March 3, 2003, is an active, full-time Eligible Employee of the Company or PTMK LLC and is not (a) a store associate; (b) a Product Manager; (c) divisional staff; or (d) an Employee included in a unit of employees covered by a collective bargaining agreement; (2) by December 31, 2003, will be at least age 52 (age 55 if he/she is a Vice President); and (3) has at least 10 continuous years of Non-Union Vesting Service since his/her most recent date of hire by the Employer; provided, however, that a Participant shall not be an Eligible Participant if he/she (i) is terminated for violation of Employer policy; (ii) was entitled to severance payments from the Employer as of March 3, 2003; (iii) has been offered benefits pursuant to a non-qualified retirement incentive agreement or arrangement with the Employer which benefits are intended to be in lieu of the additional Plan benefits provided under this Appendix; or (iv) as of April 30, 2003 (or, if earlier, the date he/she actually terminates Employment) is not actively at work (other than by reason of a leave of absence covered by the federal Family and Medical Leave Act of 1993, as amended).

Program: The retirement incentive program offered by the Employer to Eligible Participants who retire from Employment in accordance with the requirements of Section J.3 of this Appendix.

Retirement Date: May 1, 2003 or, if earlier, the first day of the month coincident with or next following the date as of which an Eligible Participant terminates Employment.

Retirement Incentive Bonus: The benefit determined in accordance with Section J.5 of this Appendix.

Retirement Incentive Pension: The benefit determined in accordance with Section J.4 of this Appendix.

Retire(s) under the Program: An Eligible Participant Retires under the Program if he/she has elected to retire from Employment in accordance with the requirements of Section J.3(a) of this Appendix or is entitled to the benefits provided under this Appendix pursuant to Section J.3(b).

Rule of 70: An Eligible Participant shall have satisfied the Rule of 70 if his/her total years of Vesting Service and age as of his/her Retirement Date equals or exceeds 70 years.

Capitalized terms used in this Appendix but not defined herein shall have the respective meanings set forth in the Plan.

J.3	Eligibility

(a)	An Eligible Participant who, between March 3, 2003 and April 17, 2003 (or, if later, the date that is 45 days after the date the Participant was given the “Program Booklet” which describes the benefits available to Eligible Participants under the Program) elects to retire from Employment and commence payment of his/her benefits under the Plan effective no later than May 1, 2003 and executes a release and waiver in the form prescribed by the Company, shall be entitled to the Retirement Incentive Pension and the Retirement Incentive Bonus described below in lieu of any other benefits under the Plan.

(b)	An Eligible Participant who did not elect to retire from Employment during the period described in paragraph (a) above and was involuntarily terminated from Employment by the Employer effective April 30, 2003, shall be entitled to the benefits provided under this Appendix (in lieu of any other benefits under the Plan) if, and only if, he/she executes such waivers and releases as the Company may require as a condition to receipt of such additional pension benefits within 45 days after the date he/she was given such waivers and releases (but in no event later than September 1, 2003). Notwithstanding any other provision of this Appendix to the contrary, payment of such benefits shall not commence until the first day of the month coincident with or next following the date he/she executes and returns such releases and waivers to the Company.

J.4	Retirement Incentive Pension

(a)	An Eligible Participant who Retires under the Program shall be entitled to a monthly benefit commencing as of his/her Retirement Date equal to the greater of:

(i)	The monthly Retirement Pension which would be payable to the Participant, commencing as of his/her Retirement Date, under Section 3.1, 3.2, or 3.3 of the Plan, as applicable, if the Participant had 3 full additional years of Full-Time Credited Service as of his/her Retirement Date; provided, however, that in no event shall a Participant’s years of Credited Service taken into account under the Plan exceed 30; and

(ii)	The monthly Retirement Pension which would be payable to the Participant, commencing as of his/her Retirement Date, under Section 3.1, 3.2, or 3.3 of the Plan, as applicable, if the Participant were 3 years older as of his/her Retirement Date.

(b)	For purposes of this Section J.4, Section 3.2 of the Plan shall be applied as if (i) the Early Retirement Age was age 51 and (ii) the reduction for benefit commencement before attainment of age 65 was as follows: (A) for an Eligible Participant who as of his/her Retirement Date is at least age 55 or is under age 55 but has satisfied the Rule of 70, a reduction of 1/3 of 1% for each month by which the Participant’s Retirement Date precedes his/her attainment of age 65; and (B) for an Eligible Participant who as of his/her Retirement Date is under age 55 and has not satisfied the Rule of 70, a reduction of 1/2 of 1% for each month by which the Participant’s Retirement Date precedes his/her attainment of age 65.

(c)	Payment of an Eligible Participant’s Retirement Incentive Pension shall commence as of his/her Retirement Date in the annuity form of payment determined under Article V of the Plan, except that an Eligible Participant may instead elect to have

(i)	the single sum Actuarial Equivalent of 50% of his/her Retirement Incentive Pension paid in an immediate lump sum payment, with the remainder of his/her Retirement Incentive Pension paid in an immediate annuity under the annuity form of payment determined under Article V of the Plan, or

(ii)	the single sum Actuarial Equivalent of his/her “benefit enhancement” (as defined below) paid in an immediate lump sum payment, with the remainder of his/her Retirement Incentive Pension paid in an immediate annuity under the annuity form of payment determined under Article V of the Plan;

provided, however that if an Eligible Participant makes such an election to receive a portion of his/her Retirement Incentive Pension in a lump sum payment, he/she must also elect to receive his/her Retirement Incentive Bonus in a lump sum payment. Any election to receive such a lump sum payment shall be subject to the election and spousal consent rules of Section 5.2 of the Plan.

For this purpose, an Eligible Participant's "benefit enhancement" shall mean the excess of

(x)	the Retirement Incentive Pension payable to the Participant as of his/her Retirement Date under the provisions of this Appendix, over

(y)	the Retirement Pension which would be payable to the Participant under Article III of the Plan as of his/her Retirement Date without regard to the provisions of this Appendix and applying the assumptions set forth in Section J.4(b) above for an Eligible Participant who is under age 55 as of his/her Retirement Date.

For purposes of determining the annuity form of payment under Article V of the Plan, the provisions of Article V of the Plan shall be applied by substituting “Retirement Incentive Pension” for “Retirement Pension.”

(d)	Notwithstanding the foregoing, no benefit shall be payable with respect to an Eligible Participant who dies before his/her Retirement Date, except as may be provided under Section J.6 of this Appendix.

J.5	Retirement Incentive Bonus

(a)	In addition to the Retirement Incentive Pension determined under Section J.4 above, an Eligible Participant who Retires under the Program shall be entitled to receive a lump sum benefit, payable as of his/her Retirement Date, which is equal to the percentage of the Participant’s Annual Base Pay determined from the following table based on his/her completed years of Continuous Service:

Completed Years of Vesting Service	Percentage of Annual Base Pay
10, but less than 15	35%
15, but less than 20	40%
20, but less than 25	45%
25 or more	50%

(b)	Payment of an Eligible Participant’s Retirement Incentive Bonus shall commence as of his/her Retirement Date. An Eligible Participant’s Retirement Incentive Bonus shall be paid in the same form of annuity payment as is the Participant’s Retirement Incentive Pension, except that (i) if the Participant elects to receive payment of a portion of his/her Retirement Incentive Pension in a lump sum payment, his/her Retirement Incentive Bonus shall also be paid in a lump sum payment; and (ii) the Participant may elect to receive payment of his/her Retirement Incentive Bonus in a lump sum payment (regardless of the form of payment he/she elects for his/her Retirement Incentive Pension). Any annuity form of payment for a Participant’s Retirement Incentive Bonus shall be the Actuarial Equivalent of the lump sum amount of the Participant’s Retirement Incentive Bonus. Any lump sum payment of an Eligible Participant’s Retirement Incentive Bonus shall be subject to the election and spousal consent rules of Section 5.2 of the Plan.

(c)	Notwithstanding the foregoing, no benefit shall be payable with respect to an Eligible Participant who dies before his/her Retirement Date, except as may be provided under Section J.6 of this Appendix.

J.6	Pre-Retirement Death

(a)	If an Eligible Participant who has properly elected to Retire under the Program dies before his/her Retirement Date and has a Surviving Spouse, then the Participant’s Surviving Spouse shall (in lieu of any other benefit under the Plan) be entitled to a monthly pre-retirement death benefit determined as follows: (i) if the Participant’s Retirement Incentive Pension would have been determined under Section 3.1 or 3.3 of the Plan, such monthly pre-retirement death benefit shall be the benefit determined under Section 6.1.1 (or, if applicable, 6.1.4) of the Plan based on the Participant’s Retirement Incentive Pension; or (ii) if the Participant’s Retirement Incentive Pension would have been determined under Section 3.2 of the Plan, such monthly pre-retirement death benefit shall be the benefit determined under Section 6.1.2 (or, if applicable, Section 6.1.4) of the Plan based on the Participant’s Retirement Incentive Pension assuming the Early Retirement Age was 51 and applying the early retirement reduction factors which would have been applicable to the Participant under Section J.4(b) of this Appendix. In addition, the Surviving Spouse’s payments under such pre-retirement death benefit shall be increased by the Actuarial Equivalent of the lump sum amount of the Retirement Incentive Bonus which would have been payable to the Participant. A Surviving Spouse shall not be entitled to elect a lump sum payment of any part of his/her death benefit.

(b)	If an Eligible Participant dies before making a proper election to Retire under the Program, any pre-retirement death benefit shall be determined under Article VI of the Plan without regard to the provisions of this Appendix.”

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this amendment to be executed this 30th day of April, 2003.

PATHMARK STORES, INC.
/s/ Marc Strassler
Marc Strassler Secretary

AMENDMENT No. 6

to the

PATHMARK STORES, INC. PENSION PLAN

(As Amended and Restated Effective as of January 1, 2001)

The Pathmark Stores, Inc. Pension Plan (as amended and restated effective as of January 1, 2001) (“Plan”) is hereby amended in the following respects, effective March 28, 2005:

1. The EGTRRA Addendum is hereby amended by adding the following new Section V at the end thereof:

“SECTION V. AUTOMATIC ROLLOVERS

1. Effective date. This section shall apply to distributions from the Plan made on or after March 28, 2005.

2. Automatic rollovers. In the event of a mandatory distribution greater than $1,000 which is made to a terminated Participant in accordance with the provisions of Section 5.4 of the Plan (or any corresponding provision of an Appendix to the Plan), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with the provisions of the Plan, then such distribution will be paid in a direct rollover to an individual retirement plan designated by the Administrative Committee.”

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this amendment to be executed this 15th day of May, 2005.

PATHMARK STORES, INC.
/s/ Marc Strassler
Marc Strassler Secretary

AMENDMENT No. 7

to the

PATHMARK STORES, INC. PENSION PLAN

(As Amended and Restated Effective as of January 1, 2001)

The Pathmark Stores, Inc. Pension Plan (as amended and restated effective as of January 1, 2001) (“Plan”) is hereby amended in the following respects:

1. Effective January 1, 2004, the second paragraph of Section 5.6.1 (which begins “If the amount . .. .”) is hereby deleted.

2. Effective January 1, 2004, Section 10.12 is hereby amended by adding the following paragraph as the new first paragraph thereof:

“If payment of the Retirement Pension to which a former Employee is entitled under Section 3.2 or 3.5 has not commenced by his/her Normal Retirement Date solely because the Administrative Committee is unable to locate the Participant and the Participant subsequently makes a claim for benefits under the Plan, then the Participant’s benefit may be paid retroactive to the Participant’s Normal Retirement Date if (i) the Participant consents to such retroactive payment; (ii) the Participant’s spouse as of the date benefits actually commence (the “Actual Payment Date”), if any, consents to the distribution (in accordance with Section 5.2.3) unless the distribution is made in the form of a Contingent Annuity with the Participant’s Spouse as Beneficiary and the Spouse’s monthly death benefit under such annuity is not less than it would have been under the Qualified Joint and Survivor Annuity if the Participant’s Benefit Commencement Date was on or after the Actual Payment Date; (iii) payment is not made in a form of payment subject to Code § 417(e); and (iv) the Actual Payment Date is not more than three years after the Participant’s Normal Retirement Date and the Participant’s claim for benefits is made at least 90 days (or such lesser period as may be permitted by rules established by the Administrative Committee) before the Actual Payment Date (in such form and manner as the Administrative Committee may require). In any such case, (w) the Participant’s benefit shall be subject to the Code § 415 limit determined as of the Participant’s Normal Retirement Date and, if the Actual Payment Date is more than 12 months after the Participant’s Normal Retirement Date, as of the Actual Payment Date; (x) notwithstanding any other provision of the Plan to the contrary, the Participant’s “Spouse” shall be the person, if any, married to the Participant on the Actual Payment Date; (y) the provisions of Sections 5.1 and 5.2 (regarding the normal form of payment and participant notice and election requirements) shall be applied by replacing “Benefit Commencement Date” with “Actual Payment Date”; and (z) a make-up payment shall be made to reflect the missed payments for the period from the Participant’s Normal Retirement Date to the date of the actual make-up payment, with such missed payments adjusted for interest for the period from the date they would have been made to the date of the actual make-up payment at the annual interest rate on 30-year Treasury securities as specified by the Secretary of the Treasury for September of the Plan Year preceding the Plan Year in which occurs the Participant’s Actual Payment Date. Notwithstanding the foregoing, this paragraph shall not apply to a Participant who continues in employment with, or is rehired by, the Company or an ERISA Affiliate on or after his/her Normal Retirement Date and distribution of a Participant’s benefit under the Plan shall be subject to the requirements of Code § 401(a)(9).”

3. Effective January 1, 2005, Section B, 3 of Appendix A (“Actuarial Equivalent”) is hereby amended in its entirety to read as follows:

“3.	If the Participant’s Spouse is more than 5 years older than the Participant, the monthly benefit payable to the Participant shall be an amount equal to 95% of the Participant’s monthly Retirement Pension increased by 1/2 of 1% for each full year by which the Participant’s Spouse is more than 5 years older than the Participant, but not above 97.5% of the Participant’s monthly Retirement Pension.”

4. Effective December 9, 2005, the following new Appendix K is hereby added at the end of the Plan:

"APPENDIX K

December 2005 RETIREMENT INCENTIVE PROGRAM
(Section 3.6)

K.1	Background/Applicability

This Appendix sets forth the provisions of a special retirement incentive program applicable to “Eligible Participants” (as defined in Section K.2 below) who retire during a limited period of time, under certain terms and conditions, as specified in Section K.3 below.

K.2	Definitions

As used in this Appendix, the following words and phrases shall have the following meanings:

Actuarial Equivalent: Actuarial Equivalent as defined in Article I of the Plan, except that for purposes of determining the amount of a lump sum distribution of a portion of a Retirement Incentive Pension under Section K.4 of this Appendix or converting a Retirement Incentive Bonus to a single life annuity form of payment under Section K.5 or K.6 of this Appendix, it shall be determined on the basis of the following assumptions:

(a)	Mortality Table – the mortality table prescribed in IRS Revenue Ruling 2001-62.

(b)	Interest Rate – the annual interest rate on 30-year Treasury securities as specified by the Secretary of the Treasury for September of the Plan Year preceding the Plan Year in which occurs the Participant’s Retirement Date.

(c)	Assumed Commencement Date – the Eligible Participant’s Retirement Date (except that in determining the amount of a lump sum distribution of a portion of a Retirement Incentive Pension under Section K.4 of this Appendix for a Participant under age 65, commencement at age 65 shall be assumed if it would produce a greater single sum Actuarial Equivalent present value of such benefit).

If an Eligible Participant’s Retirement Incentive Bonus is paid in an annuity form other than a single life annuity, the Actuarial Equivalent single life annuity of such benefit, as determined under the foregoing assumptions, shall be further adjusted in accordance with the appropriate assumptions for such form of annuity under Appendix A of the Plan.

Annual Base Pay: An Eligible Participant's annual rate of base pay from the Employer as of December 1, 2005, not to exceed $210,000.

Continuous Service: An Eligible Participant’s continuous period of service with the Employer (measured in years, months and days) from his/her most recent date of hire by the Employer until the date he/she terminates Employment.

Election Period: In the case of an Eligible Participant who is not a store associate, the period from December 9, 2005 through (and including) January 23, 2006; and in the case of an Eligible Participant who is a store associate, the period from December 14, 2005 through (and including) January 28, 2006.

Eligible Participant: A Participant who is described in (a)(i) or (a)(ii) below and is not ineligible under (b) below.

(a)	(i)	A Participant who (1) as of December 9, 2005, is an active, full-time Eligible Employee of the Company, Plainbridge, Inc. or PTMK LLC and is not either (A) a store associate or (B) included in a unit of Employees covered by a collective bargaining agreement; (2) by December 31, 2005, will be at least age 52 (age 55 if he/she is a Vice President); and (3) has at least 10 continuous years of Non-Union Vesting Service since his/her most recent date of hire by the Employer.

(ii)	A Participant who (1) as of December 14, 2005, is an active, full-time Eligible Employee of the Company and is a General Store Manager, Assistant Store Manager, District Manager, Assistant District Manager or Store Receiver; (2) by December 31, 2005, will be at least age 58 (age 55 if he/she is a Store Receiver); and (3) has at least 10 continuous years of Non-Union Vesting Service since his/her most recent date of hire by the Employer.

(b)	Notwithstanding (a) above, a Participant shall not be an Eligible Participant if he/she (i) is terminated for violation of Employer policy; (ii) is receiving severance payments from the Employer; (iii) has been offered benefits pursuant to a non-qualified retirement incentive agreement or arrangement with the Employer which benefits are intended to be in lieu of the additional Plan benefits provided under this Appendix; or (iv) as of the last day of his/her Election Period (or, if earlier, the date he/she actually terminates Employment) is not actively at work (other than by reason of a leave of absence covered by the federal Family and Medical Leave Act of 1993, as amended).

Program: The retirement incentive program offered by the Employer to Eligible Participants who retire from Employment in accordance with the requirements of Section K.3 of this Appendix.

Retirement Date: February 1, 2006 or, if earlier, the first day of the month coincident with or next following the date as of which an Eligible Participant terminates Employment. Notwithstanding the preceding sentence, in the case of an Eligible Participant whose retirement is delayed by the Employer until after February 1, 2006 in accordance with Section K.3, it shall mean the first day of the month coincident with or next following the date as of which the Eligible Participant terminates Employment.

Retirement Incentive Bonus: The benefit determined in accordance with Section K.5 of this Appendix.

Retirement Incentive Pension: The benefit determined in accordance with Section K.4 of this Appendix.

Retire(s) under the Program: An Eligible Participant Retires under the Program if he/she has elected to retire from Employment in accordance with the requirements of Section K.3 of this Appendix.

Rule of 70: An Eligible Participant shall have satisfied the Rule of 70 if his/her total years of Vesting Service and age as of his/her Retirement Date equals or exceeds 70 years.

Capitalized terms used in this Appendix but not defined herein shall have the respective meanings set forth in the Plan.

K.3	Eligibility

An Eligible Participant who, during his/her Election Period (or, if later, the date that is 45 days after the date the Participant was given the Program Booklet which describes the benefits available to Eligible Participants under the Program), elects to retire from Employment and commence payment of his/her benefits under the Plan effective no later than February 1, 2006 and executes a release and waiver in the form prescribed by the Company, shall be entitled to the Retirement Incentive Pension and the Retirement Incentive Bonus described below in lieu of any other benefits under the Plan. The Employer may, in its discretion, delay the retirement of an Eligible Participant who elects to Retire under the Program for up to 90 days to accomplish business needs.

K.4	Retirement Incentive Pension

(a)	An Eligible Participant who Retires under the Program shall be entitled to a monthly benefit commencing as of his/her Retirement Date equal to the greater of:

(i)	The monthly Retirement Pension which would be payable to the Participant, commencing as of his/her Retirement Date, under Section 3.1, 3.2, or 3.3 of the Plan, as applicable, if the Participant had 3 full additional years of Full-Time Credited Service as of his/her Retirement Date; provided, however, that in no event shall a Participant’s years of Credited Service taken into account under the Plan exceed 30; and

(ii)	The monthly Retirement Pension which would be payable to the Participant, commencing as of his/her Retirement Date, under Section 3.1, 3.2, or 3.3 of the Plan, as applicable, if the Participant were 3 years older as of his/her Retirement Date.

(b)	For purposes of this Section K.4, Section 3.2 of the Plan shall be applied as if (i) the Early Retirement Age was age 52 and (ii) the reduction for benefit commencement before attainment of age 65 was as follows: (A) for an Eligible Participant who as of his/her Retirement Date is at least age 55 or is under age 55 but has satisfied the Rule of 70 (as determined based on his/her actual age as of such date and without regard to (a)(ii) above), a reduction of 1/3 of 1% for each month by which the Participant’s Retirement Date precedes his/her attainment of age 65; and (B) for an Eligible Participant who as of his/her Retirement Date is under age 55 and has not satisfied the Rule of 70 (as determined based on his/her actual age as of such date and without regard to (a)(ii) above), a reduction of 1/3 of 1% for each of the first 120 months by which the Participant’s Retirement Date precedes his/her attainment of age 65, and 1/2 of 1% for each month in excess of 120 months by which the Participant’s Retirement Date precedes his/her attainment of age 65.

(c)	Payment of an Eligible Participant’s Retirement Incentive Pension shall commence as of his/her Retirement Date in the annuity form of payment determined under Article V of the Plan, except that an Eligible Participant may instead elect to have:

(i)	the single sum Actuarial Equivalent of 50% of his/her Retirement Incentive Pension paid in an immediate lump sum payment, with the remainder of his/her Retirement Incentive Pension paid in an immediate annuity under the annuity form of payment determined under Article V of the Plan, or

(ii)	the single sum Actuarial Equivalent of his/her “benefit enhancement” (as defined below) paid in an immediate lump sum payment, with the remainder of his/her Retirement Incentive Pension paid in an immediate annuity under the annuity form of payment determined under Article V of the Plan;

provided, however, that if an Eligible Participant makes such an election to receive a portion of his/her Retirement Incentive Pension in a lump sum payment, he/she must also elect to receive his/her Retirement Incentive Bonus in a lump sum payment. Any election to receive such a lump sum payment shall be subject to the election and spousal consent rules of Section 5.2 of the Plan.

For this purpose, an Eligible Participant’s “benefit enhancement” shall mean the excess of:

(x)	the Retirement Incentive Pension payable to the Participant as of his/her Retirement Date under the provisions of this Appendix, over

(y)	the Retirement Pension which would be payable to the Participant under Article III of the Plan as of his/her Retirement Date without regard to the provisions of this Appendix and, in the case of an Eligible Participant who is under age 55 as of his/her Retirement Date, applying a reduction of 1/2 of 1% for each month by which the Participant’s Retirement Date precedes his/her attainment of age 65.

For purposes of determining the annuity form of payment under Article V of the Plan, the provisions of Article V of the Plan shall be applied by substituting “Retirement Incentive Pension” for “Retirement Pension.”

(d)	Notwithstanding the foregoing, no benefit shall be payable with respect to an Eligible Participant who dies before his/her Retirement Date, except as may be provided under Section K.6 of this Appendix.

K.5	Retirement Incentive Bonus

(a)	In addition to the Retirement Incentive Pension determined under Section K.4 above, an Eligible Participant who Retires under the Program shall be entitled to receive a lump sum benefit, payable as of his/her Retirement Date, which is equal to the percentage of the Participant’s Annual Base Pay determined from the following table based on his/her completed years of Continuous Service:

Completed Years of Continuous Service	Percentage of Annual Base Pay
10, but less than 15	35%
15, but less than 20	40%
20, but less than 25	45%
25 or more	50%

(b)	Payment of an Eligible Participant’s Retirement Incentive Bonus shall commence as of his/her Retirement Date. An Eligible Participant’s Retirement Incentive Bonus shall be paid in the same form of annuity payment as is the Participant’s Retirement Incentive Pension, except that (i) if the Participant elects to receive payment of a portion of his/her Retirement Incentive Pension in a lump sum payment, his/her Retirement Incentive Bonus shall also be paid in a lump sum payment; and (ii) the Participant may elect to receive payment of his/her Retirement Incentive Bonus in a lump sum payment (regardless of the form of payment he/she elects for his/her Retirement Incentive Pension). Any annuity form of payment for a Participant’s Retirement Incentive Bonus shall be the Actuarial Equivalent of the lump sum amount of the Participant’s Retirement Incentive Bonus. Any lump sum payment of an Eligible Participant’s Retirement Incentive Bonus shall be subject to the election and spousal consent rules of Section 5.2 of the Plan.

(a)	Notwithstanding the foregoing, no benefit shall be payable with respect to an Eligible Participant who dies before his/her Retirement Date, except as may be provided under Section K.6 of this Appendix.

K.6	Pre-Retirement Death

(a)	If an Eligible Participant who has properly elected to Retire under the Program dies before his/her Retirement Date and has a Surviving Spouse, then the Participant’s Surviving Spouse shall (in lieu of any other benefit under the Plan) be entitled to a monthly pre-retirement death benefit determined as follows: (i) if the Participant’s Retirement Incentive Pension would have been determined under Section 3.1 or 3.3 of the Plan, such monthly pre-retirement death benefit shall be the benefit determined under Section 6.1.1 (or, if applicable, 6.1.4) of the Plan based on the Participant’s Retirement Incentive Pension; or (ii) if the Participant’s Retirement Incentive Pension would have been determined under Section 3.2 of the Plan, such monthly pre-retirement death benefit shall be the benefit determined under Section 6.1.2 (or, if applicable, Section 6.1.4) of the Plan based on the Participant’s Retirement Incentive Pension assuming the Early Retirement Age was 52 and applying the early retirement reduction factors which would have been applicable to the Participant under Section K.4(b) of this Appendix. In addition, such Surviving Spouse’s pre-retirement death benefit shall be increased by the Actuarial Equivalent of the lump sum amount of the Retirement Incentive Bonus which would have been payable to the Participant. A Surviving Spouse shall not be entitled to elect a lump sum payment of any part of his/her death benefit.

(b)	If an Eligible Participant dies before making a proper election to Retire under the Program, any pre-retirement death benefit shall be determined under Article VI of the Plan without regard to the provisions of this Appendix.”

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this amendment to be executed this 30th day of December, 2005.

PATHMARK STORES, INC.
/s/ Marc Strassler
Marc Strassler Secretary